EXHIBIT 10.1

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
by and between
ANGEL OAK MORTGAGE FUND TRS,
as Seller,
ANGEL OAK MORTGAGE INC.,
as Seller Responsible Party
and
PURPLE ORCHID TRUST,
as Purchaser
Dated as of November 18, 2022
Non-QM and Investor Residential Mortgage Loans
(Servicing Released)

MORTGAGE LOAN PURCHASE AND SALE AGREEMENT
THIS MORTGAGE LOAN PURCHASE AND SALE AGREEMENT (the “Agreement”), dated as of November 18, 2022 is hereby entered into by and between Purple Orchid Trust, a Delaware statutory trust, as purchaser (the “Purchaser”), Angel Oak Mortgage Fund TRS, a Delaware statutory trust, as seller (the “Seller”), and Angel Oak Mortgage Inc., a Maryland corporation, as seller responsible party (the “Seller Responsible Party”; and together with the Purchaser and the Seller, the “Parties”).
WITNESSETH:
WHEREAS, from time to time, the Purchaser desires to purchase from the Seller and the Seller desires to sell to the Purchaser, on a servicing released basis, certain residential mortgage loans (the “Mortgage Loans”), on various dates as provided herein (each, a “Closing Date”);
WHEREAS, the Purchaser and the Seller wish to prescribe the terms of the purchase and sale of the Mortgage Loans and related Servicing Rights (as defined herein), and the conveyance, transfer and control of the Mortgage Loans;
WHEREAS, Seller Responsible Party, an affiliate of Seller, will benefit from Purchaser’s acquisition of the Mortgage Loans, and has agreed to enter into this Agreement and undertake its obligations as set forth in this Agreement; and
NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:
SECTION 1. DEFINITIONS.
For purposes of this Agreement, the following terms shall have the respective meanings set forth below:
Ability To Repay Standards: The standards set forth in Regulation Z, 12 C.F.R Part 1026.43(c), as may be amended from time to time.
Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices that are in accordance with (a) those mortgage servicing practices of prudent mortgage banking institutions which service mortgage loans of the same type as such Mortgage Loan in the jurisdiction where the related Mortgaged Property is located, (b) the terms of the related Mortgage Loan Documents and any applicable forbearance plan or bankruptcy plan, (c) Applicable Law and (d) the Fannie Mae Guides or the Freddie Mac Guides, to the extent applicable.
Adjustable Rate Mortgage Loan: A Mortgage Loan which provides for the adjustment of the Mortgage Interest Rate payable in respect thereto.
Adjustment Date: As to each Adjustable Rate Mortgage Loan, the date on which the Mortgage Interest Rate is adjusted in accordance with the terms of the related Mortgage Note and Mortgage.
Agreement: This Mortgage Loan Purchase and Sale Agreement including all exhibits, schedules, amendments and supplements hereto, including, without limitation, each Bill of Sale executed in accordance with this Agreement.

ALTA: The American Land Title Association or any successor thereto.
Applicable Law: All federal, state and local laws and all provisions of statutes, rules and regulations, interpretations and orders, and regulatory guidance of governmental bodies and regulatory agencies (including, without limitation, the CFPB, to the extent applicable) including, without limitation, as applicable to usury, truth-in-lending, real estate settlement, consumer credit, equal credit opportunity, fair housing, disclosure, anti-predatory or abusive lending or unfair and deceptive acts and practices laws, in each case as applicable to a Person or to the origination, servicing, transfer, securitization or disposition of the Mortgage Loans, and all applicable judicial and administrative judgments, orders, stipulations, awards, writs, injunctions and decrees of all courts and arbitrators in proceedings or actions.
Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value (or Reconciled Market Value if more than one appraisal is received) thereof as determined by a Qualified Appraiser at the time of origination of the Mortgage Loan, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan; provided, however, that in the case of a Refinanced Mortgage Loan, such value (or Reconciled Market Value if more than one appraisal is received) of the Mortgaged Property is based solely upon the value determined by an appraisal or appraisals made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.
Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction in which the related Mortgaged Property is located to reflect the sale of the Mortgage to the Purchaser.
Assignment of Rents: With respect to any Business-Purpose Mortgage Loan, an assignment of rents thereunder, notice of transfer or equivalent instrument, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the assignment of rents.
Balloon Mortgage Loan: A Mortgage Loan that provided on the date of origination for monthly payments up to but not including the maturity date based on an amortization of principal or interest extending beyond its maturity date.
Bill of Sale: The Bill of Sale, substantially in the form of Exhibit C attached hereto or in the form mutually agreed to by the Seller and the Purchaser, providing for the sale by the Seller and the purchase by the Purchaser of each related Mortgage Loan Package on each Closing Date.
Business Day: Any day other than: (i) a Saturday or a Sunday; (ii) a day on which banking and savings and loan institutions in the State of New York or Georgia are authorized or obligated by law or executive order to be closed or (iii) a day on which federal banks are authorized or obligated by law or executive order to be closed.
Business-Purpose Mortgage Loan: Any Mortgage Loan that is identified as a business-purpose mortgage loan on the Mortgage Loan Schedule, which such Mortgage Loan was underwritten based on the (i) value of the related Mortgaged Property, (ii) the rental income potential of the related Mortgaged Property and (iii) the Mortgagor’s or guarantor’s, as applicable, Credit Score.
CFPB: The Consumer Financial Protection Bureau, or any successor thereto.
Closing: The consummation of the sale and purchase of Mortgage Loans on a Closing Date.

Closing Date: With respect to each Closing, the date or dates set forth in the related Bill of Sale on which the Purchaser shall purchase and the Seller shall sell the related Mortgage Loans listed on the related Mortgage Loan Schedule, or such other date as may be mutually agreed to in writing by the Parties, with respect to the related Mortgage Loan Package.
CLTV: With respect to any Mortgage Loan, as of any date of determination, the ratio (expressed as a percentage), the numerator of which is the principal balance of such Mortgage Loan plus the principal balance of any mortgage loan that creates a lien on the related Mortgaged Property that is senior to such Mortgage Loan, and the denominator of which is the Appraised Value of the related Mortgaged Property.
Code: The Internal Revenue Code of 1986, as amended, or any successor statute thereto.
Condemnation Proceeds: All awards, compensation and settlements in respect of a taking (whether permanent or temporary) of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain, to the extent not required to be released to a Mortgagor in accordance with the terms of the related Mortgage Loan Documents.
Confidential Information: The terms of this Agreement, including the Purchase Price, and all non-public confidential or proprietary information, including but not limited to, records, documents, technology, software, trade secrets, and financial and business information, in each case whether oral or written, whether or not marked as “confidential” at the time of disclosure, disclosed or made available to a party or to which a party is given access pursuant to, and inclusive of, this Agreement by the other party. Confidential Information does not include any information which, at the time of disclosure, is: (i) or becomes generally known by the public; (ii) received from an unaffiliated third party, provided that such third party is not known by receiving party to be bound by any confidentiality obligation with respect to such information; or (iii) information that has been independently developed by the receiving party without reference to or use of the disclosing party’s Confidential Information.
Consumer Information: Any non-public, personally identifiable information in any form (written, electronic or otherwise) relating to a Mortgagor, including, but not limited to: a Mortgagor’s name, address, telephone number, Mortgage Loan number, Mortgage Loan payment history, delinquency status, insurance carrier or payment information, tax amount or payment information; the fact that the Mortgagor has a relationship with the Seller or Servicer or originator of the related Mortgage Loan; and any other non-public personally identifiable information.
Convertible Mortgage Loan: Any Adjustable Rate Mortgage Loan as to which the related Mortgage Note permits the Mortgagor to convert the Mortgage Interest Rate on such Mortgage Loan to a fixed Mortgage Interest Rate.
Cooperative Corporation: With respect to any Cooperative Loan, the residential cooperative housing corporation that holds legal title to the related Cooperative Project and grants occupancy rights to units therein to stockholders through Cooperative Leases or similar arrangements.
Cooperative Lease: The lease on a Cooperative Unit evidencing the possessory interest of the owner of the Cooperative Shares in such Cooperative Unit.
Cooperative Lien Search: A search for filings of financing statements against the Mortgagor and the Cooperative Corporation.

Cooperative Loan: A Mortgage Loan that is secured by the pledge of Cooperative Shares allocated to a Cooperative Unit and a collateral assignment of the related Cooperative Lease granting exclusive rights to occupy the related Cooperative Unit in the building owned by the related Cooperative Corporation.
Cooperative Project: With respect to any Cooperative Loan, all real property and improvements thereto and rights therein and thereto owned by a Cooperative Corporation including without limitation the land, separate dwelling units and all common elements.
Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation and allocated to a Cooperative Unit and represented by a stock certificate.
Cooperative Unit: With respect to a Cooperative Loan, a specific unit in a Cooperative Project.
Credit File: With respect to each Mortgage Loan, the documents involved in the origination and underwriting of the Mortgage Loan, as set forth on Exhibit B hereto.
Credit Score: The credit score, obtained at origination or such other time for each Mortgage Loan: (a) if two credit scores were obtained at origination, the lowest score of the two and (b) if three scores were obtained at origination, the middle of the three. Unless otherwise provided in the applicable Underwriting Guidelines, when there is more than one applicant, the primary wage earner’s Credit Scores will be used based upon the methodology set forth in the preceding sentence, as applied to such applicant. There is only one (1) Credit Score for any Mortgage Loan regardless of the number of borrowers and/or applicants.
Custodian: U.S. Bank National Association.
Cut-off Date: With respect to each Closing, the date designated as such on the related Bill of Sale.
Due Date: With respect to each Mortgage Loan, the day of the month on which the Monthly Payment is due on a Mortgage Loan pursuant to the terms of its Mortgage Note, exclusive of any days of grace.
Escrow Payments: With respect to any Mortgage Loan, the amounts constituting ground rents, taxes, assessments, water rates, sewer rents, municipal charges, Primary Mortgage Insurance Policy premiums, fire and hazard insurance premiums, flood insurance premiums, condominium charges, and any other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to the Mortgage or any other document regarding any Mortgage Loan.
Exchange Act: The Securities Exchange Act of 1934, as amended.
Fannie Mae: The entity formally known as the Federal National Mortgage Association or any successor thereto.
Fannie Mae Guides: The Fannie Mae Sellers’ Guide and the Fannie Mae Servicers’ Guide and all amendments or additions thereto in effect on the applicable Closing Date.
FDIC: The Federal Deposit Insurance Corporation or any successor thereto.
FDPA: The Flood Disaster Protection Act of 1973, as amended.

FIRREA: The Financial Institutions Reform, Recovery, and Enforcement Act of 1989, as amended and in effect from time to time.
Freddie Mac: The entity formally known as the Federal Home Loan Mortgage Corporation or any successor thereto.
Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto in effect on the applicable Closing Date.
Governmental Authority: Any U.S. federal, state, or local government, or political subdivision thereof, or other entity exercising executive, legislative, judicial, regulatory, or administrative functions, including but not limited to the U.S. Department of Housing and Urban Development (HUD), the Federal Housing Administration of HUD, the Department of Veterans Affairs, the Department of the Treasury, the Federal Reserve, the Office of the Comptroller of the Currency, the U.S. Securities and Exchange Commission, the Federal Emergency Management Agency and any state agency or body with authority to regulate banking, securities, or mortgage-related activities, and any similar agency or body in other nations, each solely to the extent of its authority over the affected Person or activity.
Index: With respect to any Adjustable Rate Mortgage Loan, the index set forth in the related Mortgage Note for the purpose of calculating the Mortgage Interest Rate thereon.
Insurance Proceeds: With respect to each Mortgage Loan, proceeds of insurance policies insuring the Mortgage Loan or the related Mortgaged Property, including, in the case of Business Purpose Mortgage Loans, proceeds of insurance policies insuring rent loss.
Interest Only Mortgage Loan: A Mortgage Loan with respect to which only interest is payable by the Mortgagor on each Due Date at the related Mortgage Interest Rate during the related interest-only period specified in the related Mortgage Note, with the remaining Monthly Payments following the interest-only period shall be sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan.
Interim Servicer: Seller, acting through the Subservicer.
Interim Servicing Period: The period during which the Interim Servicer shall service each Mortgage Loan in accordance with the provisions of this Agreement, commencing on the related Closing Date and ending on the related Servicing Transfer Date.
Liquidation Proceeds: The proceeds received in connection with the liquidation of a defaulted Mortgage Loan through trustee’s sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property, Insurance Proceeds and/or Condemnation Proceeds.
LTV: With respect to any Mortgage Loan as of any date of determination, the ratio (expressed as a percentage) the numerator of which is the outstanding principal balance of the Mortgage Loan on such date, and the denominator of which is the Appraised Value of the related Mortgaged Property.
MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.
MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS System.

MERS System: The system of recording transfers of mortgages electronically maintained by MERS.
MIN: The Mortgage Identification Number for any MERS Mortgage Loan.
MOM Loan: Any Mortgage Loan for which MERS has acted as the Mortgagee of such Mortgage Loan, solely as nominee for the originator of such Mortgage Loan and its successors and assigns, since the time of the origination thereof.
Monthly Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan pursuant to the terms of the related Mortgage Note.
Mortgage: With respect to a Mortgage Loan that is not a Cooperative Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note; except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a widely-accepted practice, the mortgage, deed of trust or other instrument securing the Mortgage Note may secure and create a first lien upon a leasehold estate of the Mortgagor. With respect to a Cooperative Loan, the related Security Agreement.
Mortgage File: With respect to each Mortgage Loan, the Mortgage Loan Documents, the Credit File and any additional documents required to be added to the Mortgage File pursuant to this Agreement.
Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.
Mortgage Loan: With respect to each Mortgage Loan Package, an individual Mortgage Loan sold and subject to this Agreement and identified on the related Mortgage Loan Schedule, which Mortgage Loan includes without limitation the Mortgage File, the Servicing File, the Monthly Payments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition Proceeds, any escrow accounts related to the Mortgage Loan and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, including the related Servicing Rights.
Mortgage Loan Documents: With respect to any Mortgage Loan, the documents listed in Exhibit A hereto.
Mortgage Loan Package: The pool or group of of Mortgage Loans (which may be a single Mortgage Loan) sold and purchased on a Closing Date pursuant to the related Bill of Sale.
Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the Bill of Sale, containing each of the fields set forth on Exhibit D (which field may be populated as “n/a”).
Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor secured by a Mortgage or, in the case of a Cooperative Loan, secured by the Cooperative Shares and the Cooperative Lease.
Mortgaged Property: The real property (or leasehold estate, if applicable) securing repayment of a related Mortgage Note.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.
Mortgagor: The obligor on a Mortgage Note, who is an owner of the related Mortgaged Property and the grantor or mortgagor named in the Mortgage and such successors thereto.
Permitted Lien: Each of (1) the lien of non-delinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording which are acceptable to mortgage lending institutions generally and either (A) which are referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan, or (B) which do not adversely affect the Appraised Value of the Mortgaged Property as set forth in such appraisal and (3) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.
Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.
Pledge Agreement: The specific agreement creating a first lien on and pledge of the Cooperative Shares and the related Cooperative Lease securing a Cooperative Loan and the related Cooperative Lease.
Prepayment Charge: With respect to each Mortgage Loan, the additional amount required to be paid if the Mortgagor prepays all or part of such Mortgage Loan as provided in the related Mortgage Note or Mortgage.
Primary Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance, the form and substance of which conforms with the primary mortgage insurance policy guidelines of Fannie Mae or Freddie Mac.
Purchase Price: The price to be paid on the related Closing Date by the Purchaser to the Seller pursuant to this Agreement in exchange for the Mortgage Loans included in the related Mortgage Loan Package, as calculated pursuant to Section 4 and the related Bill of Sale.
Purchase Price Percentage: The percentage of par set forth in the related Bill of Sale that is used to calculate the Purchase Price of each Mortgage Loan, which may be on a loan-by-loan basis.
Qualified Appraiser: With respect to each Mortgage Loan, an independent appraiser, duly appointed by or acceptable to the related originator, licensed or certified by the applicable governmental body in the jurisdiction in which the related Mortgaged Property is located, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of FIRREA and the regulations promulgated thereunder, and all other Applicable Law, all as in effect on the date the Mortgage Loan was originated.
Qualified Insurer: An insurance company duly qualified to do business under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided by the insurance policy issued by it, and acceptable as an insurer to Fannie Mae or Freddie Mac.

Reconciled Market Value: The estimated market value of the Mortgaged Property or REO Property as set forth in the related Credit File that is reasonably determined by the Seller based on different results obtained from different permitted valuation methods or at different time periods, all in accordance with the Underwriting Guidelines.
Reconstitution: Any Whole Loan Transfer or Securitization Transaction.
Reconstitution Agreement: Any assignment, assumption and recognition agreement, acknowledgment agreement or similar agreement entered into by the Seller and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans in a Mortgage Loan Package.
Refinanced Mortgage Loan: A Mortgage Loan which was made to a Mortgagor who owned the Mortgaged Property prior to the origination of such Mortgage Loan and the proceeds of which were used in whole or part to satisfy an existing mortgage.
REO Disposition: The final sale by the Seller or the Purchaser of an REO Property.
REO Disposition Proceeds: All amounts received with respect to an REO Disposition.
REO Property: A Mortgaged Property acquired by or on behalf of the Purchaser through foreclosure or deed in lieu of foreclosure.
Repurchase Price: With respect to any Mortgage Loan, a price equal to the sum of: (i) the product of (A) the unpaid principal balance of the Mortgage Loan as of the applicable repurchase date and (B) the related Purchase Price Percentage; (ii) accrued and unpaid interest on such unpaid principal balance at the related Mortgage Interest Rate through the date of the repurchase; and (iii) the amount of any Servicing Advances payable to or reimbursed by the Purchaser to the Purchaser’ designee servicer after the related Cut-off Date including expenses incurred for maintenance and repairs, assessments, taxes and similar items, to the extent not paid out of an escrow account transferred by Seller to Purchaser.
Securitization Transaction: Any transaction involving: (i) the sale or other transfer of some or all of the Mortgage Loans directly or indirectly by the Purchaser to a trust or other issuing entity in connection with the issuance of a publicly offered and/or privately placed, rated or unrated mortgage pass-through or other mortgage-backed securities or (ii) the issuance of publicly offered and/or privately placed, rated or unrated mortgage pass-through or other mortgage-backed securities, the payments of which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.
Security Agreement: With respect to any Cooperative Loan, the agreement creating a security interest in the stock allocated to a Cooperative Unit in the Cooperative Corporation that was pledged to secure such Cooperative Loan and the related Cooperative Lease.
Servicer: Select Portfolio Servicing, Inc., or such other contracted third-party servicer acceptable to Purchaser.
Servicing Advances: With respect to each Mortgage Loan, all customary, reasonable and necessary “out of pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred by the Seller or the related servicer in the performance of the related servicing obligations including, but not limited to: (i) the preservation, restoration, repair and protection of the related Mortgaged Property; (ii) any and all remedial, collection, enforcement or loss mitigation actions relating to such Mortgage Loan or any administrative or judicial proceedings including, without limitation, settlement conferences, arbitration or mediation proceedings, relating to such Mortgage Loan, and including foreclosures, evictions, deed-in-lieu of foreclosures or loan modifications; (iii) the management, liquidation, marketing, sale, renovation, repair, maintenance and preservation of the related Mortgaged Property, including commercially reasonable fees paid to any independent contractor in connection therewith that are reasonable and customary for REO Properties; and (iv) any advances of Escrow Payments and other charges, including homeowners association fees, which are or may become a lien upon the related Mortgaged Property.
Servicing File: With respect to each Mortgage Loan, the file maintained by the related Servicer or any successor servicer in connection with the servicing of such Mortgage Loan (including the Credit File and imaged copies of the Mortgage Loan Documents, to the extent retained by the Servicer or any successor servicer).
Servicing Rights: With respect to the Mortgage Loans, any and all of the following: (a) any and all rights to administer and service the Mortgage Loans; (b) all rights to receive servicing fees, additional servicing compensation payments to or monies received by Seller or the related servicer for servicing the Mortgage Loans; (c) any late fees, assumption fees, penalties or similar payments with respect to the Mortgage Loan, and income on escrow amounts or other receipts on or relating to the Mortgage Loan, reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof with respect to the Mortgage Loan; (d) all agreements or documents creating, defining or evidencing any such servicing rights to the extent they relate to such servicing rights and all rights of Seller thereunder; (e) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by Applicable Law; (f) all accounts and other rights to payment related to any of the property described in this definition; (g) the Servicing Files and any and all documents, files, records, servicing documents, servicing records, data tapes, computer records, or other information pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; and (h) all rights, powers and privileges incident to any of the foregoing.
Servicing Transfer Date: With respect to each Closing, the date on which the transfer of servicing occurs, which shall be the date set forth on the related Bill of Sale, unless otherwise mutually agreed between Purchaser and Seller in writing.
Stated Principal Balance: As of any Cut-off Date, the unpaid principal balance of each Mortgage Loan.
Subservicer: Select Portfolio Servicing, Inc., or such other contracted third party servicer acceptable to Purchaser.
Successor Servicer: Select Portfolio Servicing, Inc., or any other servicer designated by the Purchaser.
Trustee: Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely in its capacity as owner trustee of the Purchaser.
Underwriting Guidelines: The written underwriting guidelines in effect as of the origination date of the related Mortgage Loans, as set forth in the file[s] delivered by the Seller to the Purchaser.
Whole Loan Transfer: Any sale or transfer of some or all of the Mortgage Loans by the Purchaser to a third party, other than in connection with a Securitization Transaction.

SECTION 2. PURCHASE AND CONVEYANCE.
Each Closing shall take place on the related Closing Date. Subject to the terms of this Agreement and satisfaction of the Closing conditions, the Seller, in exchange for the payment of the Purchase Price by the Purchaser on each Closing Date, hereby agrees to sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its rights, title and interest in and to the Mortgage Loans set forth on the Mortgage Loan Schedule attached to the related Bill of Sale and the Servicing Rights related thereto. The obligation of Purchaser to purchase any Mortgage Loan from Seller and of Seller to sell any Mortgage Loans to Purchaser on a Closing Date is contingent upon all Closing Conditions (as defined in Section 8 hereto) having been met, including, but not limited to the satisfactory due diligence review and examination of the Mortgage Loan Documents prior to such Closing Date in accordance with Section 5 by Purchaser or its designee to confirm that such Mortgage Loans conform to the terms of the related Bill of Sale and this Agreement.
After each Closing, with respect to each related Mortgage Loan, the Purchaser shall own and be entitled to (1) all Monthly Payments received or collected after the related Cut-off Date, (2) all other recoveries of principal or interest collected after the Cut-off Date, and (3) all other monies collected by the Seller and Interim Servicer or received after the related Cut-off Date relating to or in connection with such Mortgage Loan.
SECTION 3. MORTGAGE LOAN SCHEDULE.
The Seller shall deliver the applicable Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date.
SECTION 4. PURCHASE PRICE.
Subject to the terms of this Agreement, on each related Closing Date, the Purchaser shall pay, no later than 5:00 p.m. eastern time, to the Seller the aggregate Purchase Price for the related Mortgage Loans by wire transfer in immediately available funds to the account designated by the Seller in writing. Unless otherwise specified in the related Bill of Sale, the Purchase Price for the Mortgage Loans being acquired on a Closing Date shall be equal to the sum of (A) the product of (i) the Stated Principal Balance of each Mortgage Loan and (ii)) the related Purchase Price Percentage plus (B) accrued and unpaid interest at the related Mortgage Interest Rate from the last paid-through date (as identified in the Mortgage Loan Schedule) to the day prior to the related Closing Date for each Mortgage Loan (the “Purchase Price”). The Purchaser shall not reimburse the Seller for any corporate advances, Servicing Advances or escrow advances incurred by the Seller or the Interim Servicer prior to the related Cut-off Date.
If, within sixty (60) days following any Closing Date, any amount paid pursuant to this Agreement in conjunction with the related Closing is found to have been calculated or paid in error or is otherwise erroneous, the Party discovering such error(s) shall promptly give notice to the other Party and the Parties shall cooperate in good faith to reconcile such error(s). Upon the reconciliation of any such error(s) by the Parties, the Party benefiting from the error shall promptly pay to the other Party an amount sufficient to correct the error.
SECTION 5. EXAMINATION OF MORTGAGE FILES.
At least ten (10) Business Days prior to a Closing Date, Purchaser shall enter into a mutually-acceptable bailment agreement with Seller and Custodian, pursuant to which the related Mortgage Loan Documents shall be made available for review by Custodian on Purchaser’s behalf. The Seller shall pay all costs associated with the shipment of the Mortgage Loan Documents to the Custodian. The Seller and the Purchaser shall pay all fees and expenses of the

Custodian as incurred by each party. Upon the payment of the Purchase Price on the related Closing Date, Seller shall immediately release the Mortgage Loan Documents in accordance with the applicable bailee agreement and the ownership of each Mortgage Note, Mortgage and each related Mortgage File shall immediately vest in Purchaser. If Purchaser or its designee makes any such examination prior to the related Closing Date and determines that any Mortgage Loans do not conform to the Underwriting Guidelines or the terms of this Agreement, or for any other reason, such Mortgage Loans may, at Purchaser's option, be rejected for purchase by Purchaser on or before the related Closing Date for any reason and such Mortgage Loans shall be deleted from the related Mortgage Loan Schedule. Notwithstanding anything to the contrary herein, the failure of Purchaser or its due diligence vendor to identify or discover any deficiency or error with respect to any Mortgage Files will not release Seller from its obligations to provide any other required documentation or correct any errors in accordance with the provisions of this Agreement.
Notwithstanding anything to the contrary herein, Purchaser may, at its option and without notice to Seller, purchase some or all of the Mortgage Loans without conducting any partial or complete examination. Furthermore, notwithstanding anything to the contrary herein, the fact that Purchaser or its due diligence vendor has conducted, or has determined not to conduct, any partial or complete examination of the Mortgage Loans shall not impair or diminish the rights of Purchaser or any of its successors under this Agreement with respect to any breach of the representations and warranties contained in this Agreement, including but not limited to Purchaser’s or any of its successor’s rights to demand repurchase or other relief or remedy provided for in this Agreement.
SECTION 6. DELIVERY OF MORTGAGE LOAN DOCUMENTS.
Subsection 1.01 Ownership of Mortgage Files after Closing.
Upon the purchase of the Mortgage Loans in conjunction with each Closing, the ownership of each Mortgage Note and the related Mortgage is vested in the Purchaser and the ownership of all records and documents with respect to each Mortgage Loan prepared by or which come into the possession of the Seller after the related Closing Date shall immediately vest in the Purchaser.
Subsection 1.02 Delivery of Mortgage Loan Documents.
(a)The Seller shall release to the Purchaser or its designee the Mortgage Loan Documents on the Closing Date upon its receipt of the Purchase Price, in accordance with a mutually acceptable bailment agreement. The Seller shall deliver any document required to be delivered to the Custodian under this Agreement or cure any deficiency within forty-five (45) days after the related Closing Date. In the event that Seller does not deliver the missing document or cure the related deficiency within such 45-day period, the Seller, upon written demand of the Purchaser, shall repurchase the related Mortgage Loan at the Repurchase Price within fifteen (15) days following Purchaser’s Request in accordance with the provisions of Section 7.03. Notwithstanding anything to the contrary herein, if in connection with any Mortgage Loan, the Seller cannot deliver or cause to be delivered an original Mortgage Loan Document with evidence of recording thereon on or prior to the related Closing Date because of a delay caused by the public recording office where such Mortgage Loan Document has been delivered for recordation or because such public recording office retains the original recorded Mortgage Loan Document, Seller shall (i) provide to Purchaser a certified copy of such Mortgage Loan Document, and (ii) when the original Mortgage Loan Document becomes available, promptly deliver to Purchaser the original of such Mortgage Loan Document, with evidence of recording thereon, and if such public recording office retains the original recorded Mortgage Loan Document, Seller shall deliver or cause to be delivered to Purchaser a certified copy of such Mortgage Loan Document along with evidence of its submission for recording. Notwithstanding anything to the contrary herein, if the delivery of any Mortgage Loan Document required to be recorded is not completed within one hundred eighty (180) days of the related Closing Date, then Seller, upon written demand of the Purchaser, shall repurchase the affected Mortgage Loan at the Repurchase Price within fifteen (15) days following Purchaser’s request in accordance with the provisions of Section 7.03.
Subsection 1.03 MERS System.
Prior to the related Closing Date, at Seller’s sole cost and expense, the Interim Servicer shall create a transfer of servicing rights and transfer of beneficial rights batch in the MERS System with respect to each MERS Mortgage Loan listing the Trustee (as Purchaser’s designee) as investor, the Custodian as document custodian, the Successor Servicer as subservicer and no Person as interim funder and the Seller shall provide the Custodian and the Purchaser with a MERS System report evidencing the same. On the related Closing Date, upon the purchase of the Mortgage Loans by Purchaser, the transfer of servicing rights and transfer of beneficial rights batch shall be processed and the investor, document custodian and subservicer fields shall be updated with respect to each MERS Mortgage Loan.
SECTION 7. Representations and Warranties; Remedies for Breach.
Subsection 1.04 Representations and Warranties Regarding Individual Mortgage Loans.
The Seller hereby represents and warrants to the Purchaser that, as to each Mortgage Loan, as of the related Closing Date or such other date specified herein:
(a)Property Valuation. Each Mortgage File contains a written appraisal used in determining the Appraised Value of the related Mortgaged Property with a date within six (6) months of the date of origination of the Mortgage Loan prepared by a Qualified Appraiser and in accordance with the requirements of Title XI of FIRREA and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal was written, in form and substance, to: (i) customary Fannie Mae or Freddie Mac standards for mortgage loans of the same type as such Mortgage Loan; (ii) FIRREA and the regulations promulgated thereunder and the Uniform Standards of Professional Appraisal Practice standards; and (iii) satisfies applicable legal and regulatory requirements. The appraisal was made and signed prior to the final approval of the Mortgage Loan application. The Person performing any property valuation (including an appraiser) received no benefit from, and such Person’s compensation or flow of business from the originator was not affected by, the approval or disapproval of the Mortgage Loan. The selection of the Person performing the property valuation was made independently of the broker (where applicable) and the originator’s loan sales and loan production personnel. The selection of the appraiser met Fannie Mae’s criteria for selecting an independent appraiser.
(b)Data. Any information provided by the Seller (or any of its affiliates) to the Purchaser with regard to each Mortgage Loan Package and Mortgage Loan, including but not limited to the information set forth in the related Mortgage Loan Schedule and any diskette or other related data tapes or data files sent to the Purchaser and the information and documents contained in the Mortgage Files and in the Servicing Files is true and correct in all material respects as of the related Closing Date; provided, however, that the following fields set forth in any such data tapes or data files are true and correct in all respects: “Total Loan Amount”, “Note Rate”, “First Payment Date” and “Term”. The information on the Mortgage Loan Schedule is consistent with the terms of the documents contained in the Mortgage Files and, except for information specified to be as of the origination date of the Mortgage Loan, correctly and accurately reflects the data contained in the Seller’s records (including, without limitation, the Mortgage File). Any seller or builder concession in excess of the allowable limits established by the applicable Underwriting Guidelines, has been subtracted from the Appraised Value of the Mortgaged Property for purposes of determining the LTV and CLTV as set forth on the Mortgage Loan Schedule. No Credit Score was more than four (4) months old at the time of funding of the Mortgage Loan. The Appraised Value or other property valuation used to qualify the Mortgagor for the Mortgage Loan was not more than six (6) months old at the time of the Mortgage Loan closing.
(c)Fraud. No fraud, material error or omission, material misrepresentation, gross negligence or similar occurrence with respect to the Mortgage Loan has taken place on the part of the Seller or, (1) the originator of the Mortgage Loan, (2) the Mortgagor, (3) any broker or correspondent, (4) any appraiser, escrow agent, closing attorney, servicer, realtor, builder, developer or title company or (5) any other Person, including, without limitation, any appraiser, title company, closing or settlement agent, realtor, builder, developer or any other party involved in the solicitation, origination or sale of the Mortgage Loan, the determination of the value of the Mortgaged Property or the application for any insurance in relation to such Mortgage Loan. The documents, instruments and agreements submitted for loan underwriting were not falsified and contain no untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading. No Mortgagor utilized a false identity in the origination of such Mortgage Loan. As of the Closing Date, the Seller has reviewed all of the documents constituting the Mortgage File and Servicing File and has made such inquiries as it deems necessary to make and confirm the accuracy of the representations set forth herein.
(d)Underwriting. Except for underwriting exceptions that are documented in the Credit File and set forth in the related data tapes or data files sent to the Purchaser, each Mortgage Loan was underwritten in conformance with the Underwriting Guidelines in effect at the time of origination of the Mortgage Loan without regard to any underwriter discretion. All underwriting exceptions are based on reasonable and documented compensating factors that are disclosed to and accepted by the Purchaser, in its sole discretion, prior to its purchase of the related Mortgage Loan. The methodology used in underwriting the extension of credit for the Mortgage Loan includes objective mathematical principles that relate to the relationship between the Mortgagor’s income, assets and liabilities and the proposed payment, where applicable. Except for certain Business-Purpose Mortgage Loans as permitted by the Underwriting Guidelines, such underwriting methodology does not rely on the extent of the Mortgagor’s equity in the collateral as the principal determining factor in approving such credit extension. The Mortgage Notes and Mortgages (exclusive of any riders) are on forms acceptable to Fannie Mae or Freddie Mac. As of the Closing Date, the Mortgage Loan bears interest at the Mortgage Interest Rate set forth in the related Mortgage Loan Schedule, and Monthly Payments under the Mortgage Note are due and payable on the first day of each month. The Mortgage contains the usual and enforceable provisions, to the extent not prohibited by Applicable Laws, of the Seller at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder. Except as provided in the Mortgage Loan Schedule, no Mortgage Loan had a CLTV at the time of origination of more than 90%.
(e)Regulatory Compliance. Other than with respect to the Truth-in-Lending – RESPA Integrated Disclosure Rule (“TRID”), which is covered by Representation (aaa) hereinbelow, any and all requirements of any federal, state and local laws including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, fair housing, predatory and abusive lending or disclosure laws applicable to the origination of the Mortgage Loan have been complied with. The origination practices used by the originator with respect to the Mortgage Note and the Mortgage have been in all respects legal and in compliance with all Applicable Law. No Mortgage Loan secured by property located in the State of Georgia was originated on or after October 1, 2002 and prior to March 7, 2003. The Mortgage Loans have been serviced in accordance with all Accepted Servicing Practices in all material respects. No Mortgage Loan is (a) subject to the provisions of the Homeownership and Equity Protection Act of 1994 as amended (“HOEPA”), (b) a “high-cost” loan, “covered” loan or any other similarly designated loan as defined under any applicable predatory and abusive lending laws, (c) subject to any comparable federal, state or local statutes or regulations, or any other statute or regulation providing for heightened regulatory scrutiny or assignee liability to holders of such mortgage loans or additional legal liability for mortgage loans having prepayment penalties, high interest rates, points and/or fees, or (d) a High Cost Loan or Covered Loan, as applicable (as such terms are defined in the current Standard & Poor’s LEVELS® Glossary Revised, Appendix E). Each Mortgage Loan complies with or is exempt from applicable state, federal or local laws, regulations and other requirements pertaining to usury. No Mortgagor, with respect to a Mortgage Loan, was encouraged or required to select a loan product that was a higher cost product designed for less-creditworthy borrowers, unless at the time of the Mortgage Loan’s origination, such Mortgagor did not qualify, taking into account credit history and debt-to-income ratios, for a lower cost credit product then offered by the originator (or an affiliate thereof).
(f)Environmental Compliance. There does not exist on the related Mortgaged Property any hazardous substances, hazardous wastes or solid wastes, as such terms are defined in the Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act of 1976, or other applicable federal, state or local environmental laws including, without limitation, asbestos. There is no pending action or proceeding directly involving the Mortgaged Property in which material compliance with any environmental law, rule or regulation is an issue, and each Mortgaged Property complies with all environmental laws, rules, and regulations. Nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to use and enjoyment of the Mortgaged Property.
(g)Mortgagor. As of the date of origination and as of the Closing Date, the Mortgagor was not in bankruptcy and was not insolvent. Except as set forth on the Mortgage Loan Schedule, either the Mortgagor is a natural person who is legally permitted to reside in the United States or the Mortgagor is an inter-vivos trust or other entity as allowed for in the applicable Underwriting Guidelines. No Mortgaged Property is subject to any pending loss mitigation agreement, including but not limited to any deed-in-lieu of foreclosure, forbearance, deferral or repayment plan. There are no circumstances or conditions with respect to the Mortgage, the Mortgaged Property, the Mortgagor or the Mortgagor’s credit standing that could reasonably cause the Mortgage Loan to become delinquent.
(h)No Prior Liens. Immediately prior to the transfer and assignment contemplated herein to Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, was not subject to an assignment or pledge and the Seller was the sole owner and holder of the Mortgage Loan and the Mortgage Note and the indebtedness evidenced thereby, free and clear of any and all liens, pledges, charges or security interests of any nature, other than Permitted Liens, and the Seller has good, indefeasible and marketable title and has full right and authority to sell and assign the Mortgage Loan to the Purchaser free and clear of any and all liens, pledges, charges or security interests of any nature, except for Permitted Liens. Following the sale of such Mortgage Loan to the Purchaser, the Purchaser will have good, indefeasible and marketable title and will hold such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature, other than Permitted Liens. The sale of the Mortgage Loan from the originator or any prior holder to the Seller was in exchange for fair equivalent value. The Seller intends to relinquish all rights to possess, control and monitor the Mortgage Loan.

(i)Enforceability and Priority of Lien. The related Mortgage is a valid, subsisting, perfected and enforceable first lien or a first priority security interest on the Mortgaged Property described therein (subject, as to enforceability, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at law). The Mortgage and the Mortgage Note do not contain any evidence of any other security interest or other interest or right thereto. The Mortgaged Property is free and clear of all adverse claims, liens and encumbrances having priority over the first lien of the Mortgage subject only to Permitted Liens. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates in the Seller a valid, subsisting, perfected and enforceable first lien and first priority security interest on the property described therein (subject, as to enforceability, to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles, regardless of whether such enforcement is considered in a proceeding in equity or at law), and the Seller has the full right to sell and assign the same to the Purchaser. The related Mortgaged Property was not, at the time of origination of the Mortgage Loan, subject to a mortgage, deed of trust, deed to secure debt, or other security instrument creating a lien senior to the lien of the Mortgage.
(j)Mechanics’ Liens. With respect to each Mortgage Loan, there are no mechanics’ or materialmen’s or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to or equal to the lien of the related Mortgage.
(k)Deed of Trust. In the event the Mortgage is a deed of trust, a trustee, authorized and duly qualified under Applicable Law to serve as such, has been properly designated, is named in the Mortgage and currently so serves, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the Mortgagor.
(l)No Modifications. The terms of the Mortgage Note and the Mortgage have not been impaired, waived, altered or modified in any material respect except by a written instrument that, if required by Applicable Law, has been recorded or is in the process of being recorded and reflected in the related Mortgage Loan Schedule. The written instrument reflecting such terms has been included in the Mortgage File. No Mortgagor has been released, in whole or in part, from the terms of the Mortgage Note and the Mortgage, except in connection with an assumption agreement which is part of the Mortgage File and the terms of which are reflected in the related Mortgage Loan Schedule.
(m)No Satisfaction of Mortgage. The Mortgage and Mortgage Note have not been satisfied, canceled, subordinated or rescinded, and the Mortgaged Property has not been released from the lien of the Mortgage, nor has any instrument been executed that would effect any such cancellation, subordination, rescission or release.
(n)Taxes Paid. With respect to each Mortgage Loan, all taxes, governmental assessments, insurance premiums, homeowners’ association fees, ground rents, water, sewer and municipal charges, leasehold payments and all similar assessments which previously became due and owing have been paid by the Mortgagor, or an escrow of funds from the Mortgagor has been established, to the extent permitted by law, in an amount sufficient to pay for every such escrowed item which remains unpaid and every item which has been assessed but is not yet due and payable.

(o)No Damage/Condemnation. Except as set forth in the Mortgage Loan Schedule, with respect to each Mortgage Loan, each related Mortgaged Property is, in all material respects, in good repair and undamaged by waste, vandalism, fire, hurricane, earthquake or earth movement, windstorm, flood, tornado or other casualty adversely affecting the value of a Mortgaged Property or the use for which the premises were intended. There is no proceeding pending or threatened for the total or partial condemnation of any Mortgaged Property. Each Mortgaged Property is in substantially the same condition it was at the time the most recent Appraised Value was obtained.
(p)Fee Simple Estate / Leasehold / No Encroachments / Compliance with Zoning. With respect to a Mortgage Loan that is not a Cooperative Loan and is not secured by an interest in a leasehold estate, the Mortgage creates a first lien or a first priority ownership interest in an estate in fee simple in real property securing the related Mortgage Note, subject only to Permitted Liens. If the Mortgage Loan is secured by a long-term residential lease: (i) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor’s consent (or the lessor’s consent has been obtained and such consent is in the Mortgage File) and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protection; (ii) the terms of such lease do not allow the termination thereof upon the lessee’s default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default or prohibit the holder of the Mortgage from being insured under the hazard insurance policy related to the Mortgaged Property; (iii) the original term of such lease is not less than 15 years; (iv) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (v) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates for residential properties is an accepted practice. All improvements subject to the Mortgage which were considered in determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of the Mortgaged Property and no improvements on adjoining properties encroach upon the Mortgaged Property except those which are insured against by a title insurance policy. The Mortgaged Property and all improvements thereon comply with all requirements of any applicable zoning and subdivision laws and ordinances.
(q)Leasehold Interests. No Mortgaged Property is subject to a ground lease.
(r)Legally Occupied. The related Mortgaged Property is being (or within sixty (60) days will be) lawfully occupied except as permitted under the applicable Underwriting Guidelines. With respect to each Mortgage Loan (other than a Business-Purpose Mortgage Loan), the originator gave due consideration to factors, including but not limited to, other real estate owned by the Mortgagor, commuting distance to work, appraiser comments and notes, the location of the property and any difference between the mailing address active in the servicing system and the subject property address to evaluate whether the occupancy status of the Mortgaged Property as represented by the Mortgagor is reasonable. Neither Seller nor its servicer has received notice from the Mortgagor, any Governmental Authority, or any other Person of any noncompliance with any use or occupancy law, ordinance, regulation, standard, license or certificate with respect to the Mortgaged Property. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including, but not limited to, certificates of occupancy and fire underwriting have been made or obtained from the appropriate authorities. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities. With respect to each Business-Purpose Mortgage Loan, the related Mortgaged Property securing the related Mortgage is non-owner occupied.

(s)Mortgage Loan Legal and Binding. The related Mortgage Note, Mortgage and other Mortgage Loan Documents executed in connection with the Mortgage Loan are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in all respects in accordance with its terms subject to bankruptcy, insolvency, moratorium, reorganization and other laws of general application affecting the rights of creditors and by general equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law). All parties to the related Mortgage Note, Mortgage and other Mortgage Loan Documents executed in connection with the Mortgage Loan had the legal capacity to enter into the Mortgage Loan and to execute and deliver the related Mortgage Note and the Mortgage. The related Mortgage Note and the Mortgage have been duly and properly executed by such parties.
(t)Proceeds Fully Disbursed / Recording Fees Paid. Except for escrow funds for exterior items, which could not be completed due to weather, and escrow funds for the completion of swimming pools, the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor have been complied with All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage have been paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note. With respect to any mortgage broker fees collected and paid on any of the Mortgage Loans, all such fees have been properly assessed to the Mortgagor and no claims will arise as to such fees that are double charged and for which the Mortgagor would be entitled to reimbursement.
(u)Existence of Title Insurance. Each Mortgage Loan (except (1) any Mortgage Loan secured by a Mortgaged Property located in any jurisdiction as to which an opinion of counsel of the type customarily rendered in such jurisdiction in lieu of title insurance is instead received and (2) any Mortgage Loan secured by Cooperative Shares) is covered by an ALTA lender’s title insurance policy or other form of policy or insurance generally acceptable to Fannie Mae or Freddie Mac, issued by a Qualified Insurer (or, if such policy is yet to be issued, covered by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the Qualified Insurer), insuring (subject to Permitted Liens) the Seller, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan and against any loss by reason of invalidity or unenforceability of the lien resulting from the provisions of the Mortgage. Additionally, such policy affirmatively insures ingress and egress to and from the Mortgaged Property and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses, and, where required by Applicable Law, a specific survey reading has been conducted in connection with the issuance of the title policy. Where required by applicable state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Immediately prior to the transfer of the Mortgage to the Purchaser, the Seller, its successors and assigns, are the sole insureds of such lender’s title insurance policy. Such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Seller’s interest therein does not require the consent of or notification to the insurer; and such lender’s title insurance policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect and all premiums thereon have been paid. No claims have been made under such lender’s title insurance policy. The title insurance policy (i) is a valid, binding and enforceable obligation of the Qualified Insurer and is in full force and effect and will inure to the benefit of the Purchaser and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement, and (ii) contains a standard mortgagee clause naming the originator, its successors, and its assigns as mortgagee.

(v)Hazard Insurance. All buildings or other customarily insured improvements upon the Mortgaged Property are insured by a Qualified Insurer against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or by the Freddie Mac Guides in an amount representing coverage not less than the lesser of (i) the maximum insurable value of the improvements securing such Mortgage Loans and (ii) the greater of (a) the outstanding principal balance of the Mortgage Loan and (b) an amount such that the proceeds thereof shall be sufficient to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer, but in no event less than the minimum amount necessary to fully compensate for any damage or loss on a replacement cost basis. If the Mortgaged Property is a condominium unit, it is included under the coverage afforded by a blanket policy for the project. If required by the FDPA, the Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration and in accordance with the Fannie Mae Guides or the Freddie Mac Guides, in an amount not less than the least of (1) the outstanding principal balance of the Mortgage Loan, (2) the full insurable value of the Mortgaged Property, and (3) the maximum amount of insurance available under The National Flood Insurance Act of 1968, as amended and The Flood Disaster Protection Act of 1973, as amended. Such policy was issued by a Qualified Insurer. If required by Applicable Law, the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor’s cost and expense, and upon the Mortgagor’s failure to do so, authorizes the holder of the Mortgage to maintain such insurance at the Mortgagor’s cost and expense and to seek reimbursement therefor from the Mortgagor. All such standard hazard and flood policies are in full force and effect and contain a standard mortgagee clause naming the Seller and its successors in interest and assigns as loss payee; and all premiums due and owing on any such policies have been paid in full.
(w)Insurance Coverage Not Impaired. With respect to any insurance policy including, but not limited to, any Primary Mortgage Insurance Policy, rent loss insurance policy, or hazard or title insurance policy, covering a Mortgage Loan and/or the related Mortgaged Property, none of the Seller, the Interim Servicer, any prior holder or any other person has engaged in any act or omission that would impair the coverage of any such insurance policy, the benefits of the endorsement provided for therein, or the validity and binding effect thereof including, without limitation, the provision or receipt of any unlawful fee, commission, kickback, or other compensation or value of any kind and no such unlawful items have been received, retained or realized by Seller. No action, inaction, or event has occurred and no state of facts exists or has existed that has resulted or will result in the exclusion from, denial of, or defense to coverage, under any such insurance policies. All conditions within the control of Seller as to the validity of the insurance or guaranty on any Mortgage Loan, as applicable, with a loan-to-value ratio in excess of 80% upon origination of any Mortgage Loan, as required by the applicable private mortgage insurance companies or other insurers of the Mortgage Loans, if any, have been continuously and properly satisfied and said insurance or guaranty is currently valid and enforceable.
(x)No Default. There is no default, breach, violation or event of acceleration existing under the Mortgage or the related Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event permitting acceleration. Additionally, the Seller has not waived any such default, breach, violation or event of acceleration, and no foreclosure action has been commenced or is currently threatened with respect to the Mortgaged Property.
(y)No Rescission. No Mortgage Note or Mortgage is subject to any right of rescission, set-off, counterclaim or defense, including the defense of usury, nor will the operation of any of the terms of the Mortgage Note or Mortgage or the exercise of any right thereunder render the Mortgage Note or Mortgage unenforceable in whole or in part, or subject it to any right of rescission, set-off, counterclaim or defense, including the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted or threatened with respect thereto.
(z)Enforceable Right of Foreclosure. The Mortgage relating to a Mortgaged Property contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against such Mortgaged Property of the benefits of the security provided thereby, including realization by judicial foreclosure (subject to any limitation arising from any bankruptcy, insolvency, or other law for the relief of debtors). The Mortgage contains terms that would allow, upon default by the Mortgagor on a Mortgage Loan and foreclosure on, or trustee’s sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan to deliver good and marketable title to the Mortgaged Property. There is no homestead or other exemption available to the Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee’s sale or the right to foreclose on the Mortgage.
(aa)Mortgaged Property is One-to-Four Family. The Mortgaged Property consists of a single parcel of real property with a detached single family residence erected thereon, or a townhouse, or a two-to four-family dwelling, or an individual condominium unit in a condominium project or cooperative unit in a cooperative project, or an individual unit in a planned unit development or a de minimis planned unit development, provided, however, that no residence or dwelling is a mobile home. The Mortgaged Property is located in the United States or a territory of the United States. Other than a Business-Purpose Mortgage Loan, as of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes. Except as otherwise permitted by the Underwriting Guidelines, if the Residential Dwelling on the Mortgaged Property is a condominium, as indicated in the Mortgage Loan Schedule, or a unit in a planned unit development (other than a de minimis planned unit development) such condominium or planned unit development property meets the eligibility requirements of Fannie Mae and Freddie Mac.
(ab)Ability to Repay. Other than a Business-Purpose Mortgage Loan, with respect to each Mortgage Loan where the Mortgagor’s loan application for the Mortgage Loan was taken on or after January 10, 2014, such Mortgage Loan complies in all material respects with the Ability To Repay Standards, and all necessary evidence to demonstrate such compliance with 12 C.F.R. Part 1026.43(e) and 12 C.F.R. Part 1026.43(c) is included in the related Credit File. Prior to the origination of each Mortgage Loan (other than any Business-Purpose Mortgage Loan), the originator made a reasonable and good faith determination that the borrower would have a reasonable ability to repay the Mortgage Loan according to its terms, in accordance with, at a minimum, the eight underwriting factors set forth in 12 C.F.R. § 1026.43(c)(2) as the same may be amended from time to time (or any successor statute or regulation).
(ac)Consumer Laws. Each Business-Purpose Mortgage Loan will only be used for commercial or business purposes as defined in Section 104(1) of TILA, 15 USC 1063(1), and Section 1026.3(a)(1) Regulation Z, 12 C.F.R. 1026.3(a)(1), and each Mortgagor has represented that the Business-Purpose Mortgage Loan will only be used for commercial or business purposes as defined thereunder. Further, none of the Business-Purpose Mortgage Loans are subject to any federal, state or local laws governing consumer credit, including, but not limited to, TILA Regulation Z, RESPA and Regulation X, HOEPA and any state laws applicable to “high cost,” “predatory,” threshold” or similar loans. With respect to each Business-Purpose Mortgage Loan, the Mortgage Loan was not originated primarily for a personal, family or household purpose, as defined in the TILA and its implementing Regulation Z, and such Mortgage Loan was originated for a business purpose only.
(ad)Loans Current / Prior Delinquencies. All payments due on a Mortgage Loan on or prior to the applicable Closing Date have been made as of the applicable Closing Date. Except as set forth on the Mortgage Loan Schedule, no Mortgage Loan is more than thirty (30) days past due or has been thirty (30) days or more past due since origination. No payment made on such Mortgage Loan has been dishonored. The Seller has not advanced funds or induced, solicited, or received any advance of funds from a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan.
(ae)Acceleration of Payments. The Mortgage contains the usual and, subject to Applicable Law, enforceable provisions of the originator at the time of origination for the acceleration of the payment of the unpaid principal amount of the Mortgage Loan if the related Mortgaged Property is sold or transferred without the prior consent of the Mortgagee thereunder.
(af)Sole Collateral. As of the related Closing Date, the Mortgage Note is not and has not been secured by any collateral other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage.
(ag)Full Disclosure. The Mortgagor has received all disclosure materials required by Applicable Law with respect to the making of fixed rate or adjustable rate mortgage loans, as applicable.
(ah)Adjustable Rate Mortgage Interest Rate. With respect to each Adjustable Rate Mortgage Loan, all Mortgage Interest Rate adjustments, if any, have been made in compliance with state and federal law and all of the terms of the related Mortgage Note pertaining to interest rate adjustments, payment adjustments and adjustments of the outstanding principal balance, if any, are enforceable.
(ai)No Graduated Payments. The Mortgage Loan does not contain “graduated payment” features, does not have a shared appreciation or other contingent interest feature or a negative amortization feature or an equity participation by the Seller and does not contain any buydown provisions. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Seller has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor.
(aj)Recordable. As to any Mortgage Loan which is not a MERS Mortgage Loan, the Assignment of Mortgage and any intervening assignments, if any, showing a complete chain of title from the name of the originator to the name of the Seller is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located. If the Mortgage Loan is a MERS Mortgage Loan, MERS properly reflects the complete chain of title from the originator to the Trustee as Purchaser’s designee. The Mortgage either has been or will promptly be submitted for recordation in the appropriate governmental recording office of the jurisdiction where the Mortgaged Property is located.
(ak)Servicemembers’ Civil Relief Act. The Mortgagor has not notified the Seller that it is requesting relief under the Servicemembers’ Civil Relief Act, and no relief has been requested or allowed to the Mortgagor under the Servicemembers’ Civil Relief Act.
(al)Amortization. Except with respect to Interest Only Mortgage Loans identified on the Mortgage Loan Schedule, each Mortgage Note requires a Monthly Payment that is sufficient to fully amortize the original principal balance over the original term thereof and to pay interest at the related Mortgage Interest Rate. With respect to Interest Only Mortgage Loans identified on the Mortgage Loan Schedule, each Mortgage Note requires Monthly Payments following the interest-only period that are sufficient to fully amortize the original principal balance over the remaining term of the Mortgage Loan and to pay interest at the related Mortgage Interest Rate.
(am)Interest Calculation. Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months.
(an)No Balloon Loans. No Mortgage Loan is a Balloon Mortgage Loan.
(ao)Assignment of Rents. Each Business-Purpose Mortgage Loan includes an Assignment of Rents. If separate from the related Mortgage, each related Assignment of Rents is on Fannie/Freddie Multistate 1- 4 Family Rider/Form 3170, or other form substantially similar thereto acceptable to Purchaser. Each Assignment of Rents delivered in connection with each Mortgage Loan constitutes a legal, valid and binding assignment from the Seller and is freely assignable without the consent of the related Mortgagor, and each related Assignment of Rents was duly, executed, acknowledged and delivered and creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related leases, sub-leases, licenses or other agreements pursuant to which any person is entitled to occupy, use or possess all or any portion of the real property subject to the related Mortgage, subject only to a license granted to the related Mortgagor to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property and to Permitted Liens, and the Mortgagor and each assignor of such Assignment of Rents to the Seller have the full right to assign the same. Other than any Assignment of Rents previously assigned to MERS, if separate from the related Mortgage, the related assignment of any Assignment of Rents has been executed and delivered to the Purchaser in blank, is otherwise in recordable form and constitutes a legal, valid and binding assignment, sufficient to convey to the assignee named therein (assuming that the assignee has the capacity to acquire such Assignment of Rents) all of the assignor’s right, title and interest in, to and under such Assignment of Rents.
(ap)Income/Employment/Assets. With respect to each Mortgage Loan, the originator verified the related Mortgagor’s income, employment and/or assets, and employed procedures designed to authenticate the documentation supporting such income, employment and/or assets, as set forth in the Underwriting Guidelines. Except in connection with a Mortgage Loan underwritten using full income documentation, any profit and loss statements used to verify a Mortgagor’s income and/or assets were prepared by a third-party CPA, licensed tax preparer or tax attorney and were not prepared by the Mortgagor.
(aq)Source of Loan Payments. Except as permitted by the related Mortgage Loan Documents and Underwriting Guidelines, no loan payment has been escrowed as part of the loan proceeds on behalf of the Mortgagor. No payments due and payable under the terms of the Mortgage Note and Mortgage or deed of trust, except for seller or builder concessions or amounts paid or escrowed for payment by the Mortgagor’s employer, have been paid by any person who was involved in, or benefited from, the sale or purchase of the Mortgaged Property or the origination, refinancing, sale, purchase or servicing of the Mortgage Loan other than the Mortgagor.
(ar)Escrow Funds. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of, or under the control of, the Seller or its servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. All Escrow Payments have been collected in accordance with Applicable Laws and the provisions of the related Mortgage Note and Mortgage. An escrow of funds is not prohibited by Applicable Laws and has been established in an amount sufficient to pay for every item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Seller have been capitalized under the Mortgage or the Mortgage Note.
(as)Cooperative Loan – Cooperative Lien Search. With respect to each Cooperative Loan, a Cooperative Lien Search has been made by a company competent to make the same which company is acceptable to Fannie Mae or Freddie Mac and qualified to do business in the jurisdiction where the Cooperative Unit is located, and such Cooperative Lien Search has not found anything which would materially and adversely affect the Cooperative Loan.
(at)Cooperative Loan – Proprietary Lease. With respect to each Cooperative Loan, (i) the term of the related Proprietary Lease is longer than the term of the Cooperative Loan, (ii) there is no provision in any Proprietary Lease which requires the Mortgagor to offer for sale the Cooperative Shares owned by such Mortgagor first to the Cooperative Corporation, (iii) there is no prohibition in any Proprietary Lease against pledging the Cooperative Shares or assigning the Proprietary Lease and (iv) the recognition agreement is on a form of agreement published by Aztech Document Systems, Inc. or includes provisions which are no less favorable to the lender than those contained in such agreement.
(au)Cooperative Loan – UCC Financing Statement. With respect to each Cooperative Loan, each original Uniform Commercial Code financing statement, continuation statement or other governmental filing or recordation necessary to create or preserve the perfection and priority of the first priority lien and security interest in the Cooperative Shares and Proprietary Lease has been timely and properly filed. Any security agreement, chattel mortgage or equivalent document related to the Cooperative Loan and delivered to the Mortgagor or its designee establishes in the Mortgagor a valid and subsisting perfected first lien on and security interest in the Mortgaged Property described therein, and the Mortgagor has full right to sell and assign the same.
(av)Cooperative Loan – Pledge Agreement. With respect to each Cooperative Loan, each Pledge Agreement contains enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization of the benefits of the security provided thereby. The Pledge Agreement contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Note in the event the Cooperative Unit is transferred or sold without the consent of the holder thereof.
(aw)Cooperative Loan – Qualification. With respect to each Cooperative Loan, such Cooperative Loan is secured by shares held by a “tenant-stockholder” of a corporation that qualifies as a “cooperative housing corporation” as such terms are defined in Section 216(b)(1) of the Code.
(ax)Compliance with Anti-Money Laundering Laws. The Seller has complied with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 (collectively, the “Anti-Money Laundering Laws”); to the extent required by law, the Seller has established an anti-money laundering compliance program as required by the Anti-Money Laundering Laws, has conducted the requisite due diligence in connection with the origination of each Mortgage Loan for purposes of the applicable Anti-Money Laundering Laws, including with respect to the legitimacy of the applicable Mortgagor and the origin of the assets used by said Mortgagor to purchase the property in question, and maintains, and will maintain, sufficient information to identify the applicable Mortgagor for purposes of the Anti-Money Laundering Laws. No Mortgage Loan is subject to nullification pursuant to Executive Order 13224 (the “Executive Order”) or the regulations promulgated by the Office of Foreign Assets Control of the United States Department of the Treasury (the “OFAC Regulations”) or in violation of the Executive Order or the OFAC Regulations, and no Mortgagor is subject to the provisions of such Executive Order or the OFAC Regulations nor listed as a “specially designated national” or “blocked person” for purposes of the OFAC Regulations.
(ay)TILA Safe Harbor Qualified Mortgage. If the Mortgage Loan is identified on the Mortgage Loan Schedule as a “Qualified Mortgage-Safe Harbor”, for any Mortgage Loan where an application for the Mortgage Loan was taken on or after January 10, 2014, such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Section 1026.43(e)(2) of 12 C.F.R. Part 1026 (“Regulation Z”) without reference to Section 1026.43(e)(4), (5), (6) or (f) of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) is not a “higher-priced covered transaction” within the meaning of Section 1026.43(b)(4) of Regulation Z, (iv) only includes a Prepayment Charge permitted by Section 1026.43(g) of Regulation Z, (v) does not provide for a balloon payment and (vi) qualifies for the safe harbor set forth in Section 1026.43(e)(1)(i) of Regulation Z.
(az)TILA Rebuttable Presumption Qualified Mortgage. If the Mortgage Loan is identified as “Rebuttable Presumption” on the Mortgage Loan Schedule, such Mortgage Loan (i) is a “qualified mortgage” within the meaning of Section 1026.43(e)(2) of Regulation Z without reference to Section 1026.43(e)(4), (5), (6) or (f) of Regulation Z, (ii) complies with the total points and fees limitations for a qualified mortgage set forth in Section 1026.43(e)(3) of Regulation Z (including the inflation adjustments provided for in Section 1026.43(e)(3)(ii) of Regulation Z), (iii) is a “higher-priced covered transaction” within the meaning of Section 1026.43(b)(4) of Regulation Z, (iv) only includes a Prepayment Charge permitted by Section 1026.43(g) of Regulation Z, (v) does not provide for a balloon payment and (vi) qualifies for the presumption of compliance set forth in Section 1026.43(e)(1)(ii) of Regulation Z.
(ba)TRID Compliance. For each Mortgage Loan for which the application was received on or after October 3, 2015, the Mortgage Loan either (i) was originated in compliance with TRID; (ii) is exempt from TRID; or (iii) with respect to each TRID compliance exception, such TRID compliance exception will not result in civil liability or has been cured in a manner which negates the associated civil liability.
(bb)MERS Loans. With respect to each MERS Mortgage Loan, (i) a MIN has been assigned by MERS and such MIN is accurately provided on the Mortgage Loan Schedule, (ii) except with respect to any MERS Mortgage Loan that is a MOM Loan, the related Assignment of Mortgage to MERS has been duly and properly recorded and (iii) Seller has not received any notice of liens or legal actions with respect to such Mortgage Loan and no such notices have been electronically posted by MERS.
(bc)Credit File and Mortgage File Delivery; Form and Condition of Documents. With respect to each Mortgage Loan, each Credit File and Mortgage File contains all of the documents and instruments specified to be included therein which are duly executed and in proper form, and each such document or instrument is in form acceptable to the applicable federal or state regulatory agency. All documents, data and information in the possession of the Seller and relevant to the underwriting of the Mortgage Loan have been provided to the Purchaser. The instruments and documents with respect to each Mortgage Loan required to be delivered to the Purchaser’s designated document custodian pursuant to the custodial agreement with such document custodian have been delivered to the document custodian on or prior to the Closing Date. The Mortgage Note and Mortgage were written on forms acceptable to Fannie Mae or Freddie Mac. Each imaged document is clear and legible, including, but not limited to, reasonably accurate reproductions of photographs. No original document provided by the Seller to the Purchaser has been or will be altered in any manner. The information set forth on any original or copies of any documents provided including, without limitation, the documents contained in both the Mortgage Files and the Credit Files are true, accurate and complete in all material respects. Neither Seller nor the originator has delivered a lost note affidavit in place of the original Mortgage Note with respect to any Mortgage Loan.
(bd)Lost Note Affidavit. The Mortgage File does not contain a lost note affidavit in place of the related Mortgage Note.
(be)No Convertible Mortgage Loans. No Mortgage Loan is a Convertible Mortgage Loan.
(bf)SMMEA. The Mortgage Loan was originated by a Mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company, mortgage banker or similar institution supervised and examined by a federal or state authority in each jurisdiction required under Applicable Law.
(bg)Single Credit Insurance. No Mortgagor was required to purchase any single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) or debt cancellation agreement as a condition of obtaining the extension of credit. No Mortgagor obtained a single premium credit insurance policy (e.g., life, disability, accident, unemployment or health insurance product) or debt cancellation agreement as part of the origination of the Mortgage Loan. No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies or debt cancellation agreements as part of the origination of, or as a condition to closing, such Mortgage Loan;
(bh)No Construction / Rehabilitation. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property. As of the related Closing Date, no Mortgage Loan was in construction or rehabilitation status. As of the related Closing Date, no trade-in or exchange of a Mortgaged Property has been facilitated.
(bi)Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and electricity all of which are appropriate for the current use of such Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of such Mortgaged Property or is subject to an endorsement under the related lender’s title policy insuring such Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the related Mortgage Loan requires the related Mortgagor to escrow an amount sufficient to pay taxes for the existing tax parcel of which such Mortgaged Property is a part until the separate tax lots are created. In the event of a conflict or inconsistency between the terms and conditions in this Section 7.01(iii) and the requirements set forth by Fannie Mae, the requirements as set forth by Fannie Mae shall supersede and govern.
(bj)Tax Service Contracts and Flood Certifications. Unless otherwise agreed upon by the Seller and the Purchaser, each Mortgage Loan is covered by fully-paid, life of loan and transferable real estate tax service and a fully-paid, life of loan and transferable flood certification contracts, which contract shall be assigned to the Purchaser on the related Closing Date.
(bk)Cross-Collateralization and Cross-Default. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan outside of this Agreement.

(bl)[Reserved].
(bm)Litigation with Respect to Mortgage Loan. As of the date of origination and as of the Closing Date, there was and is no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Mortgagor, guarantor or other obligor on the Mortgage Loan, or the related Mortgagor’s interest in any Mortgaged Property, which could materially and adversely affect (a) such Mortgagor’s title to such Mortgaged Property, (b) the validity or enforceability of the related Mortgage, (c) such Mortgagor’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) any other obligor’s ability to perform its obligations with respect to the related Mortgage Loan, (f) the principal benefit of the security intended to be provided by the loan documents or (g) the current principal use of such Mortgaged Property.
(bn)REMIC Qualification. The Mortgage Loan is a “qualified mortgage” within the meaning of Section 860G(a)(3)(A) of the Internal Revenue Code of 1986 (without regard to Sections 860G(a)(3)(A)(i)-(iii) thereof), as amended and Treasury Regulations Section 1.860G-2(a)(1).
(bo)Licensing. With respect to each Mortgage Loan, all parties which have had any interest in the Mortgage, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (A) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located and (B) (1) organized under the laws of such state, (2) qualified to do business in such state, (3) a federal savings and loan association, a national bank, a Federal Home Loan Bank or a savings bank having principal offices in such state or (4) not doing business in such state.
(bp)No Mandatory Arbitration Provisions. With respect to each Mortgage Loan, neither the related mortgage nor the related Mortgage Note requires the mortgagor to submit to arbitration to resolve any dispute arising out of or relating in any way to the mortgage loan transaction
(bq)[Reserved].
Subsection 1.05 Representations and Warranties Regarding the Seller and the Seller Responsible Party.
Each of the Seller and the Seller Responsible Party hereby represents, warrants and covenants to the Purchaser that as of each Closing Date:
(a)Such Party is duly organized, validly existing, and in good standing under the laws of the state of its formation or incorporation, as applicable, and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It has the appropriate power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Purchaser, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.

(b)No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the related Closing Date, be obtained.
(c)The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its relevant organizational documents or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.
(d)There is no action, suit, proceeding or investigation pending or, to the best of its knowledge, threatened or any order or decree outstanding against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question upon a reasonable basis the validity of this Agreement or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.
(e)Such Party is not in material default under any agreement, contract, instrument or indenture to which it is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on its ability to perform under this Agreement, nor, to the best of such Party’s knowledge, has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any agreement, contract, instrument or indenture and have a material adverse effect on its ability to perform its obligations under this Agreement.
(f)Such Party is solvent and the sale of the Mortgage Loans will not cause such Party to become insolvent. The sale of the Mortgage Loans is not undertaken with the intent to hinder, delay or defraud any of such Party’s creditors.
(g)Seller has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans.
(h)Such Party does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement. Such Party has the financial wherewithal to perform each and every covenant contained in this Agreement.
(i)The Seller has determined that the disposition of the Mortgage Loans pursuant to this Agreement will be afforded sale treatment for accounting and tax purposes.
(j)[Reserved].
(k)The Seller used no adverse selection procedures in selecting the Mortgage Loan from among the outstanding first lien residential mortgage loans owned by it which were available for inclusion in the Mortgage Loans.
Subsection 1.06 Remedies for Breaches of Representations and Warranties.
It is understood and agreed that the representations and warranties set forth in Sections 7.01 and 7.02 shall survive the sale of the Mortgage Loans to the Purchaser and the delivery of the applicable Mortgage File to the Purchaser or its designee and shall inure to the benefit of the Purchaser, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage. With respect to those representations and warranties in Sections 7.02 which are made based on or to the Seller’s knowledge, if it is discovered by Seller or Purchaser that the substance of such representation and warranty is inaccurate, notwithstanding Seller’s lack of knowledge with respect to the substance of such representation and warranty, such inaccuracy shall be deemed a breach of the applicable representation and warranty. Upon discovery of a breach by the Seller or the Purchaser of any of the representations and warranties in Sections 7.01 or 7.02 that materially and adversely affects the value of a Mortgage Loan or the interest of the Purchaser in the related Mortgage Loan (a “Breach”), the party discovering such breach shall give written notice of such breach to the other. A breach of representations and warranties in Sections 7.01 (c), (e), (h), (i), (s), (z), (bb) or (cc) shall be deemed to materially and adversely affect the value of the related Mortgage Loan or the interest of the Purchaser in the related Mortgage Loan. Other than with respect to a breach of any of the representations and warranties in Sections 7.01 (c), (e), (h), (i), (s), (z), (bb) or (cc), the Seller shall have a period of forty-five (45) days from the date of receipt by the Seller of such written notice of Breach (the “Cure Period”) within which to correct or cure such Breach in all material respects. If, by the expiration of the Cure Period, the Seller cannot or fails to cure the Breach, the Seller shall repurchase the related Mortgage Loan at the applicable Repurchase Price within fifteen (15) days after the expiration of the Cure Period. There is no cure period with respect to a breach of any of the representations and warranties in Sections 7.01 (c), (e), (h), (i), (s), (z), (bb) or (cc).
In addition, Seller shall indemnify and hold harmless Purchaser against all losses, damages, penalties, fines, claims, forfeitures, lawsuits, court costs, reasonable attorney’s fees, judgments, and any other costs, fees, and expenses arising from, based on or relating to (a) any claim, demand, defense or assertion by any third party or parties in any way relating to the Mortgage Loans and relating to the period up to and including the related Cut-off Date, (b) any action or failure to act of Seller or Seller’s sub-servicer relating to a Mortgage Loan, (c) any claims, demands, defense or assertion relating to Seller’s or any sub-servicer’s servicing of any Mortgage Loan and/or or any gross negligence, willful misconduct or reckless disregard by the Interim Servicer or Seller’s sub-servicer or (d) a breach by Seller of any representation, warranty or covenant contained herein including, without limitation, a failure of the Interim Servicer or Seller’s sub-servicer to service the Loans in accordance with Accepted Servicing Practices for the period up to and including the related Servicing Transfer Date. The indemnification obligations of Seller hereunder shall survive the termination of this Agreement. The foregoing indemnification shall be in addition to any other indemnification obligations or liability Seller might have under any other agreement between Seller and Purchaser.
Any repurchase of a Mortgage Loan pursuant to this Agreement shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated in writing by the Purchaser. Upon repurchase: (i) the related Mortgage Loan Schedule shall be deemed amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement; (ii) the Purchaser shall deliver the Mortgage Loan Documents and Mortgage File relating to such repurchased Mortgage Loan to, or at the direction of, the Seller; and (iii) the Purchaser shall execute and deliver such instruments of transfer or assignment as shall be prepared by, and delivered to it by, the Seller (or its designee) and necessary to (A) vest in the Seller (or its designee) title to such repurchased Mortgage Loan on a servicing-released basis and (B) reassign to Seller (or its designee) all of the Purchaser’s right, title and interest in and to the Servicing Rights with respect to such repurchased Mortgage Loan.
If the Seller fails to repurchase a Mortgage Loan in accordance with this Section 7.03, or fails to cure a Mortgage Loan in accordance with this Section 7.03 and thereafter fails to repurchase such Mortgage Loan in accordance with this Section 7.03, or fails to indemnify the

Purchaser, any such failure shall be a default with respect to this Agreement and the Purchaser shall be entitled to pursue all available remedies arising at law, in equity or pursuant to this Agreement from or relating to such failure.
Subsection 1.07 Representations and Warranties Regarding Purchaser.
The Purchaser hereby represents, warrants and covenants to the Seller that as of each Closing Date:
(br)It is a statutory trust, duly organized, validly existing, and in good standing under the laws of State of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in the states where each Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by it. It has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement by it and the consummation of the transactions contemplated hereby have been duly and validly authorized. This Agreement, assuming due authorization, execution and delivery by the Seller Responsible Party and the Seller, evidences the legal, valid, binding and enforceable obligation of it, subject to applicable law except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors and (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law. All requisite action has been taken by it to make this Agreement valid and binding upon it in accordance with the terms of this Agreement.
(bs)No consent, approval, authorization or order is required for the transactions contemplated by this Agreement from any court, governmental agency or body, or federal or state regulatory authority having jurisdiction over it or, if required, such consent, approval, authorization or order has been or will, prior to the Closing Date, be obtained.
(bt)The consummation of the transactions contemplated by this Agreement are in its ordinary course of business and will not result in the breach of any term or provision of its trust agreement or related certificates or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which it or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which it or its property is subject.
(bu)There is no action, suit, proceeding or investigation pending or, to the Purchaser’s knowledge, threatened against it which, either individually or in the aggregate, would result in any material adverse change in its business, operations, financial condition, properties or assets, or in any material impairment of its right or ability to carry on its business substantially as now conducted or which would draw into question upon a reasonable basis the validity of this Agreement or of any action taken or to be taken in connection with its obligations contemplated herein, or which would materially impair its ability to perform under the terms of this Agreement.
(bv)The Purchaser is not in material default under any agreement, contract, instrument or indenture to which the Purchaser is a party or by which it (or any of its assets) is bound, which default would have a material adverse effect on the ability of the Purchaser to perform under this Agreement, nor, to the Purchaser’s knowledge, has any event occurred which, with the giving of notice, the lapse of time or both, would constitute a default under any agreement, contract, instrument or indenture and have a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement.

Subsection 1.08 Purchase Price Protection.
Unless otherwise specified on a related Bill of Sale, with respect to any Mortgage Loan that prepays in full on or prior to the last day of the third (3rd) full month following the related Closing Date, the Seller shall reimburse the Purchaser, within five (5) Business Days of notice of such prepayment in full, an amount equal to the product of (1) the outstanding principal balance of the Mortgage Loan and (2) the percentage by which the related Purchase Price Percentage exceeds 100%.1
Subsection 1.09 Early Payment Default.
Unless otherwise specified on a related Bill of Sale, if the related Mortgagor fails to make any of the first (1st), second (2nd) or third (3rd) Monthly Payments due after the applicable Closing Date, and such failure is not due to an administrative error by the Interim Servicer or as a result of any servicing transfer and related Mortgagor confusion, the Seller shall, upon receipt of notice from Purchaser of such payment default, repurchase such Mortgage Loan within fifteen (15) Business Days of receiving written notice from Purchaser at the related Repurchase Price.
Subsection 7.07 Seller Responsible Party.
Seller Responsible Party shall be fully responsible for all of Seller’s obligations under this Agreement, including Seller’s indemnification and repurchase obligations set forth in Section 7.03 hereof, as and to the extent set forth in this Agreement and all the Bills of Sale entered or to be entered from time to time. Seller Responsible Party agrees that Purchaser shall be entitled to seek enforcement directly against Seller Responsible Party, and Purchaser shall not be required to pursue any remedy against the Seller prior to seeking enforcement against Seller Responsible Party. Seller Responsible Party hereby expressly waives all defenses it may have as a surety or guarantor generally or otherwise based upon suretyship or otherwise in connection with the Seller’s obligations, whether in equity or at law, and waives all rights to setoff, any demands for performance or notices of non-performance or other notices and any requirement that Purchaser exhaust any right to take action against the Seller. Seller Responsible Party’s obligations under this Section 7.07 shall not be limited if Purchaser is precluded for any reason (including, the application of the automatic stay under Section 362 of the United States Bankruptcy Reform Act of 1978, as amended, or any successor statute) from enforcing or exercising any right or remedy against the Seller, and such Seller Responsible Party shall perform, upon demand, the obligations of the Seller that would otherwise have been due and performable or observable by the Seller had such right and remedies been permitted to be exercised. Seller Responsible Party further agrees that, to the extent that the Seller makes a payment or payments to Purchaser, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Seller, or to the estate, trustee, or receiver of the Seller or to any other party, including Seller Responsible Party, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the obligations of the Seller or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Seller Responsible Party hereby acknowledges and agrees that it is jointly and severally liable to Purchaser for all representations, warranties, covenants, obligations and liabilities of the Seller under this Agreement.

SECTION 8. CLOSING.
The Closing for the purchase and sale of the Mortgage Loans shall take place on the related Closing Date. The Closing shall be by telephone, confirmed by email, letter or wire as the Parties shall agree, or conducted in person, at such place as the Parties shall agree.
The Closing for the Mortgage Loans to be purchased on a Closing Date shall be subject to the satisfaction of each of the following conditions (together, “Closing Conditions”):
(i)each Party shall have received a countersigned copy of this Agreement (with respect to the initial Closing Date only);
(ii)each Party shall have received a countersigned copy of the Bill of Sale;
(iii)each of the representations and warranties of Seller and Purchaser contained in this Agreement are true and correct in all material respects as of such Closing Date (or such other date specified therein);
(iv)all other terms and conditions of this Agreement and the Bill of Sale shall have been materially complied with or waived; and
(v)the Seller shall have received on such Closing Date the Purchase Price for the applicable Mortgage Loans by wire transfer of immediately available funds to the account designated by the Seller in writing.
SECTION 9. COSTS.

The Seller shall pay all fees and any other costs and expenses that are incurred in the course of originating or owning, as applicable, the Mortgage Loan prior to the related Cut-off Date and that are due and payable by the Seller through the related Cut-off Date to third-parties. The Purchaser shall bear any and all costs and expenses incurred in connection with the recordation of any Assignments of Mortgage and the Seller shall bear any and all costs and expenses incurred in connection with (a) the preparation, execution and delivery of all intervening and end endorsements or allonges and (b) the preparation, execution and recordation of all missing intervening Assignments of Mortgage.
SECTION 10. INTERIM SERVICING OF MORTGAGE LOANS
The Mortgage Loans and the Servicing Rights associated therewith shall be sold by the Seller to the Purchaser on the related Closing Date. Seller, in its capacity as Interim Servicer, hereby agrees, during the related Interim Servicing Period, to service, administer and collect on such Mortgage Loans for the benefit of Purchaser in accordance with Accepted Servicing Practices. The Interim Servicer hereby acknowledges and agrees that the Purchase Price shall be deemed to compensate it for its interim servicing activities hereunder and, consequently, the Interim Servicer shall not be entitled to a separate interim servicing fee with respect to any Mortgage Loans sold and purchased on a Closing Date. The Interim Servicer shall advise Purchaser from time to time of such servicing actions that the Interim Servicer believes should be taken with respect to any Mortgage Loan and will take such actions to the extent authorized to do so by Purchaser. The Interim Servicer shall not, without the prior written consent of the Purchaser, (i) commence foreclosure proceedings, (ii) liquidate any Mortgage Loan (which shall include, without limitation, acceptance of any short sale or acceptance of a deed-in-lieu of foreclosure) or (iii) modify or defer any Mortgage Loan (which shall include, without limitation, release of any collateral or any party from liability on or with respect to such Mortgage Loan, the forgiveness of any principal, the entering into any forbearance, payment deferral, or similar agreement, or granting of any interest set-aside). If the Interim Servicer or the underlying originator of any Mortgage Loan shall offer forbearance, deferral or similar relief during the related Interim Servicing Period without the prior written consent of the Purchaser, then Seller, upon written demand of the Purchaser, shall repurchase the affected Mortgage Loan at the Repurchase Price within fifteen (15) days following Purchaser’s request in accordance with the provisions of Section 7.03.The Interim Servicer shall be entitled to reimbursement by the Purchaser for any properly incurred Servicing Advances made by the Interim Servicer from each Cut-off Date through the related Servicing Transfer Date with respect to the Mortgage Loans sold and purchased on a related Closing Date; provided that the Interim Servicer shall not make any Servicing Advances in excess of $2,000 per Mortgage Loan without the prior written consent of Purchaser. Prior to reimbursement therefor, the Interim Servicer shall provide the Purchaser with reasonable supporting documentation or invoices with respect to any Servicing Advances made by it after the related Cut-off Date.
With respect to each Mortgage Loan, the Interim Servicer shall remit to the Purchaser, or its designee, following the related Servicing Transfer Date, the sum of: (i) all funds due the Purchaser as set forth in Section 2 minus (ii) the amount of any outstanding Servicing Advances that were properly incurred made from the related Closing Date through the related Servicing Transfer Date (collectively, the “Remittance”). The Remittance shall be remitted to the Purchaser, or its designee, by wire transfer of immediately available funds within three (3) Business Days after the related Servicing Transfer Date. The Interim Servicer shall also deliver to Purchaser, or its designee a report in form and detail reasonably satisfactory to the Purchaser setting forth the source and application of all amounts received.
On each Servicing Transfer Date, the Interim Servicer shall transfer the servicing with respect to the related Mortgage Loans to the Successor Servicer or its designee in accordance with the servicing transfer instructions of Successor Servicer and in accordance with all applicable law, rules regulations and guidelines regarding the transfer of servicing including, but not limited to those specified by the CFPB, to the extent applicable. Notwithstanding the foregoing, the Interim Servicer shall continue to remit any payments received for a period of one (1) year after the Servicing Transfer Date.

SECTION 11.  RECONSTITUTION TRANSACTIONS; REGULATORY COMPLIANCE.
(a)The Purchaser and the Seller agree that with respect to some or all of the Mortgage Loans, the Purchaser, at its sole option, may effect one or more Reconstitutions. In connection with any Reconstitution, the Seller shall reasonably cooperate with the Purchaser or any transferee or subsequent purchaser of some or all of the Mortgage Loans sold and purchased on a Closing Date, after such Closing Date, in connection with a Whole Loan Transfer or Securitization Transaction. With respect to any such Reconstitution entered into by the Purchaser, the Seller will agree:
(i)to satisfy all outstanding repurchase requests that are not contested relating to any Mortgage Loan subject to a Whole Loan Transfer or Securitization Transaction prior to the date of the related Reconstitution; provided, however, that the timeframe provided for such repurchase in this Agreement shall not be shortened by application of this provision;
(ii)to reasonably cooperate with Purchaser, any prospective purchaser and any rating agency, with respect to all commercially reasonable requests and due diligence procedures required to facilitate such Reconstitution;

(iii)on the closing date of each Whole Loan Transfer or Securitization Transaction, to (i) make all representations and warranties set forth in Section 7.02 with respect to the Seller itself as of the closing date of each Whole Loan Transfer or Securitization Transaction and (ii) make all representations and warranties set forth in Section 7.01 with respect to the Mortgage Loans as of the related Closing Date (or such other date as provided for in Section 7.01);
(iv)to reasonably cooperate in providing any data, documents or information required by any rating agency performing rating work on such Reconstitution Transaction;
(i) to reasonably negotiate, and following such negotiation, execute, deliver and perform under a Reconstitution Agreement requested by the Purchaser;
(ii)To provide as applicable:
(1)any and all information and appropriate verification of information which may be reasonably available to the Seller, including information regarding the Seller’s foreclosure, delinquency and loss experience and the Underwriting Guidelines, whether through letters of its auditors and counsel or otherwise, as the Purchaser shall reasonably request; and
(2)such additional opinions of counsel, letters from auditors, and certificates of public officials or officers of the Seller, as the Purchaser, the trustee, any rating agency or any credit enhancement provider, as the case may be, reasonably believes is necessary to provide in connection with any Whole-Loan Transfer or Securitization Transaction;
(iii) in connection with each Whole Loan Transfer or Securitization Transaction, to agree to permit (i) any prospective assignees of the Purchaser who have entered into a commitment to purchase any of the Mortgage Loans or (ii) any independent third-parties selected by the Purchaser to conduct third party reviews (or any other similar pre-securitization or post-securitization review as may be required by any rating agency) (“Third-Parties”), to assess loan information and review the Seller’s servicing and origination operations, upon prior notice to the Seller, and the Seller shall cooperate with such reviews and underwriting to the extent such prospective assignees or independent third-parties request information and documents (in electronic form or otherwise) that are reasonably available.
(iv)to agree and consent that all information provided by the Seller to any rating agency for the purpose of determining and which is used in connection with the initial rating of a rated securitization including the Mortgage Loans, or for undertaking credit rating surveillance on such securitization, may be posted on a website which complies with the requirements of Rule 17g-5 of the Exchange Act on request of the Purchaser.  Upon request of the Purchaser, the Seller shall provide all such information in electronic form as needed to effect such posting.  To the extent any rating agency conducts an originator review, servicer review, or other review of the operations of the Seller which may be used in connection with the initial rating of a securitization or the surveillance thereof, on request of the Purchaser, the Seller shall provide to Purchaser in electronic form all information that was provided to the rating agency in connection with such review;

(v)to indemnify the Purchaser, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Seller, or provided under this Agreement by or on behalf of any subservicer, subcontractor, independent third-party or third-party originator, regarding the Seller, the Mortgage Loans or the Underwriting Guidelines which is set forth in any offering document prepared in connection with any Securitization Transaction (collectively, the “Seller Information”), or (B) the omission or alleged omission to state in the Seller Information a material fact required to be stated in the Seller Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) the failure by the Seller to make any required filings or provide the information needed by Purchaser for any required filings under the Exchange Act or under any other applicable securities law and regulation.  For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement;
(vi)to indemnify the Purchaser, each affiliate designated by the Purchaser, each Person who controls the Purchaser or such affiliate and hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that each of them may sustain in any way related to (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data, accountants’ letter or other material provided by or on behalf of the Seller (including by the Purchaser), or provided under this Agreement by or on behalf of any subservicer, subcontractor, independent third-party or third-party originator, regarding the Seller, the Mortgage Loans or the Underwriting Guidelines which is provided to any rating agency in connection with any initial ratings issued in connection with any Securitization Transaction or the surveillance of such ratings (collectively, the “Rating Agency Disclosure”) or (B) the omission or alleged omission to state in the Rating Agency Disclosure a material fact required to be stated in the Rating Agency Disclosure or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  For purposes of the previous sentence, “Purchaser” shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were “Purchasers” under this Agreement; and
(vii)represent and warrant to each rating agency providing a rating in a separate writing that (i) the Seller shall promptly provide to each rating agency all information requested by each rating agency in accordance with its published ratings criteria, (ii) all information provided to the rating agency contains no untrue statement of a material fact and does not omit a material fact necessary in order to make such information, in light of the circumstances in which it was provided, not misleading, and (iii) make any other representations or warranties or provide any other information required by any rating agency and (y) indemnify any such rating agency that provides a rating and each of its affiliates, directors, officers and employees for any losses, damages, liabilities, judgments, costs, charges and expenses (including without limitation attorneys’ fees) of whatever nature (whether foreseeable or not) arising from or in connection with the breach of any of the representations and warranties set forth in clause (x) herein, including resulting from or relating to the use by the rating agency of or reliance by the rating agency on information provided to it by the Seller.

(a)Regulatory Compliance.
(viii)The parties hereby agree to comply with the applicable laws, rules and regulations of governmental and regulatory authorities, and other Applicable Law related to public and private sales of mortgage loans in whole loan form, securitized form or otherwise (including, without limitation, Regulation AB promulgated under the Securities Act and related interpretations, rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010). The Purchaser and the Seller acknowledge and agree that the Purchaser (or a successor purchaser) may securitize one or more of the Mortgage Loans and in connection therewith, the Securitization Transaction may require compliance with Regulation AB and related rules and regulations of the Commission. Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the Seller acknowledges that investors in privately offered securities may require comparable disclosure in unregistered offerings. References in this Agreement to compliance with Regulation AB shall be deemed to include the provision of comparable disclosure, reports, certifications and other information required under Regulation AB in private, unregistered offerings.
(i)In connection with any Securitization Transaction, the Seller agrees to cooperate with the Purchaser to deliver to the Purchaser (including any of its assignees or designees) and any depositor or sponsor of a Securitization Transaction, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser or any depositor or sponsor of a Securitization Transaction for compliance with Regulation AB together with such disclosures relating to the Seller believed by the Purchaser or any depositor or sponsor of a Securitization Transaction, to be customary or appropriate to effect such compliance. In addition, the Seller further covenants to provide the Purchaser (including any of its assignees or designees) all information the Purchaser (or any depositor or sponsor of a Securitization Transaction) deems necessary in order to comply with any amendments to Regulation AB and any other securities laws and regulations with respect to information provided in connection with a securitization of the related Mortgage Loans. The Seller acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser or any depositor or sponsor of a Securitization Transaction in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation AB and other applicable rules, regulations or laws. For the avoidance of doubt, to the extent that any new laws, rules or regulations affect other provisions of this Agreement that affect public and private sales of the Mortgage Loans and/or Securitization Transactions, the Seller agrees that it shall cooperate with and negotiate in good faith, any necessary amendments of such provisions so as to comply with such applicable laws, rules and regulations.
SECTION 12. NOTICES.
All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if sent via email or mailed, by registered or certified mail, return receipt requested, or, if by other means, when received by the Person at the address set forth below:
(b)if to the Purchaser:
Purple Orchid Trust
c/o National Founders LP, as Trust Administrator

P.O. Box 1073
Wilmington, DE 19899
Attn.: General Counsel
counsel@trustadminco.com

(c)if to the Seller:
Angel Oak Mortgage Fund TRS
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, GA 30326
Attn: David Gordon
wholeloans@angeloakcapital.com

(d)if to the Seller Responsible Party:
Angel Oak Mortgage Inc.
c/o Angel Oak Capital Advisors, LLC
3344 Peachtree Road NE, Suite 1725
Atlanta, GA 30326
Attn: David Gordon
wholeloans@angeloakcapital.com

or such other address as may hereafter be furnished to the other Party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to, or received at, the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt).
SECTION 13.  SEVERABILITY CLAUSE.
Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the Parties waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the Parties shall negotiate, in good faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.
SECTION 14.  NO PARTNERSHIP.
Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the Parties.
SECTION 15. GOVERNING LAW; WAIVER OF JURY TRIAL.
EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAW, THE AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF

THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS OF NEW YORK (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW) OR ANY OTHER JURISDICTION.
EACH PARTY HERETO KNOWINGLY, INTENTIONALLY AND IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF IN ANY WAY RELATED TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.
SECTION 16.  INTENTION OF THE PARTIES.
It is the express intention of the Parties that the transactions contemplated by this Agreement be, and be construed as, a sale of the Mortgage Loans by the Seller and not a pledge of the Mortgage Loans by the Seller to the Purchaser to secure a debt or other obligation of the Seller. Further, the transactions contemplated by this Agreement are not intended in any way to constitute the sale of a “security” or “securities” within the meaning of any applicable securities laws, and none of the representations, warranties or agreements of the Seller or the Purchaser shall create any inference that the transactions involve any “security” or “securities.” Consequently, the sale of each Mortgage Loan shall be reflected as a sale on the Seller’s, and a purchase on the Purchaser’s, business records, tax returns and financial statements. Accordingly, the Seller and the Purchaser shall each treat the transaction for federal income tax purposes as a sale by the Seller, and a purchase by the Purchaser, of the Mortgage Loans. However, if such transaction is deemed to be in respect of a loan, it is intended that: (i) the rights and obligations of the Parties shall be established pursuant to the terms of this Agreement; (ii) the Seller hereby grants to the Purchaser a first priority security interest to secure repayment of an obligation in an amount equal to the Purchase Price in all of Seller’s right, title and interest in, to and under the Mortgage Loans; and (iii) this Agreement shall constitute a security agreement under applicable law.
SECTION 17.  AMENDMENTS; WAIVERS.
This Agreement may be amended from time to time by the Purchaser and the Seller by written agreement signed by the Parties. Except as otherwise expressly provided in this Agreement, no term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.
SECTION 18.  EXHIBITS.
The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

SECTION 19.  GENERAL INTERPRETIVE PRINCIPLES.
For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:
(bw)the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

(bx)accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;
(by)references herein to “Articles,” “Sections,” “Subsections,” “Paragraphs” and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;
(bz)the headings of the various articles, sections, subsections and paragraphs of this Agreement and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof;
(ca)reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;
(cb)the words “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision; and
(cc)the term “include” or “including” shall mean without limitation by reason of enumeration.
SECTION 20.  REPRODUCTION OF DOCUMENTS.
This Agreement and all documents relating thereto, including, without limitation (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any Party at the closing and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The Parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a Party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

SECTION 21.  CONFIDENTIALITY.
(e)Except as expressly provided in this Section 21 or with the disclosing party’s prior written consent, each Party agrees to hold all Confidential Information of the disclosing party in confidence. Confidential Information shall be deemed the exclusive property of the disclosing party. No Party shall disclose any Confidential Information of another Party to any Person (other than its own affiliates and its and their directors, managers, officers, employees, agents, auditors, contractors, lawyers and accountants, collectively referred to herein as “Representatives”) or use any Confidential Information for purposes other than those contemplated by this Agreement, it being understood that any Party may make disclosures of another Party’s Confidential Information: (A) to its Representatives, provided that such Representatives are informed of the confidential nature of the information and will be directed to keep such information confidential; or (B) as required by any applicable governmental authority or representative thereof, regulatory process, or pursuant to legal or judicial process or other legal proceeding; provided, that unless not reasonably practicable or specifically prohibited by applicable law or court order, the receiving party shall make reasonable efforts to notify the disclosing party of any such request or requirement for disclosure of any Confidential Information prior to disclosure of such information; except for any such request in connection with any routine regulatory examination. Notwithstanding anything to the contrary in this

Section 21(a), nothing herein shall be construed as preventing the Purchaser from disclosing information on the Mortgage Loans, including but not limited to loan-level information, to any Person (including any financing sources or prospective purchasers) and no consent of the Seller shall be required in connection therewith.
(f)Each of the Parties shall, with respect to all Mortgage Loans and to the extent applicable to the related Mortgagors, comply with the applicable provisions of the GLBA, and any other federal, state and local privacy laws applicable to the confidentiality of Consumer Information, and any other information protected by applicable privacy and disclosure laws and regulations, including the GLBA.
(g)Notwithstanding anything to the contrary in this Agreement, no conditions of confidentiality within the meaning of the Code Section 6111 or US Treasury Regulation Section 1.6011-4 are intended and taxpayer may disclose to any and all persons, without limitation of any kind, the United States tax treatment (federal state and local) and tax structure of any transaction and all materials of any kind relating to such tax treatment and tax.
(h)Upon the disclosing party’s written request, the receiving party shall deliver or destroy all Confidential Information, provided however, that the receiving party may retain any Confidential Information if required by law, regulation or document retention policies.
(i)The Parties agree that monetary damages for breach of the obligations under this Section 21 may not be adequate and that the non-breaching party shall be entitled to seek injunctive relief with respect to a breach hereof.
SECTION 22.  NON-SOLICITATION.
The Seller agrees that, except as otherwise agreed to by the Parties in writing, it will not take any action or permit or cause any action to be taken by any of its agents or Affiliates, or by any independent contractors or independent mortgage brokerage companies engaged by the Seller, to personally, by telephone, mail or electronic mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan . However, Seller may engage Mortgagor for the limited purpose of preventing or mitigating an Early Payoff or Early Payment Default , should it arise, with the consent of the Purchaser, which shall not be unreasonably withheld. It is understood and agreed that promotions undertaken by the Seller or any of its affiliates which are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio or television advertisements shall not constitute solicitation under this Section, nor is the Seller prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.
SECTION 23.  ENTIRE AGREEMENT.
This Agreement constitutes the entire agreement and understanding relating to the subject matter hereof between the Parties and any prior oral or written agreements between them shall be deemed to have merged herewith.
SECTION 24.  FURTHER AGREEMENTS.
The Seller and the Purchaser each agree to execute and deliver to the other such reasonable and appropriate additional documents, instruments or agreements as may be necessary or appropriate to effectuate the purposes of this Agreement.

SECTION 25.  SUCCESSORS AND ASSIGNS.

This Agreement shall bind and inure to the benefit of and be enforceable by the Purchaser and the Seller, and the respective successors and permitted assigns of the Purchaser and the Seller. Except in connection with a Reconstitution in accordance with Section 11, neither Party may assign this Agreement without the other Party’s prior written consent; provided that in any event Purchaser shall be permitted to assign this Agreement to an Affiliate without Seller’s consent; and provided, further that Purchaser shall give written notice to Seller of any such assignment to an Affiliate thereof. This Agreement does not and is not intended to confer any rights or remedies upon any person other than the Seller and the Purchaser hereunder.
SECTION 26.  COUNTERPARTS.
This Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. A signature of a Party by facsimile or other electronic transmission including PDF or JPEG shall be deemed to constitute an original and fully-effective signature of such Party. Each Party agrees that this Agreement and any documents to be delivered in connection with this Agreement may be executed by means of an electronic signature that complies with the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, in each case to the extent applicable. Any electronic signatures appearing on this Agreement and such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
SECTION 27.  BILL OF SALE INCORPORATED.
The terms and conditions set forth in each Bill of Sale shall be incorporated herein. With respect to the sale and purchase of a Mortgage Loan Package on a Closing Date, in the event of any conflict between the terms of this Agreement and the related Bill of Sale, the related Bill of Sale shall control with respect to such Mortgage Loan Package.
SECTION 28. TRUSTEE LIMITATION OF LIABILITY.
The parties hereto are put on notice and hereby acknowledge and agree that (a) this Agreement is executed and delivered by Wilmington Savings Fund Society, FSB not individually or personally but solely as Trustee of the Purchaser, in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, covenants, undertakings and agreements herein made on the part of the Purchaser is made and intended not as a personal representation, undertaking and agreement by Wilmington Savings Fund Society, FSB, but is made and intended for the purpose of binding only the Purchaser, in its capacity as such, (c) nothing herein contained shall be construed as creating any liability on Wilmington Savings Fund Society, FSB, individually or personally, to perform any covenant or obligation of the Purchaser, either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties and by any person claiming by, through or under the parties hereto, (d) Wilmington Savings Fund Society, FSB has made no investigation as to the accuracy or completeness of any representations and warranties made by the Purchaser or any other party in this Agreement and (e) under no circumstances shall Wilmington Savings Fund Society, FSB be personally liable for the payment of any indebtedness or expenses of the Purchaser or be liable for the breach or failure of any obligation, duty (including fiduciary duty, if any), representation, warranty or covenant made or undertaken by the Purchaser under this Agreement or any other related documents.

[SIGNATURES ON FOLLOWING PAGE]

    IN WITNESS WHEREOF, the Parties have caused their names to be signed hereto by their respective signatories thereunto duly authorized on the date first written above.

ANGEL OAK MORTGAGE FUND TRS, as Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as Administrator

By:    /s/ Dory S. Black
Name: Dory S. Black
Title: General Counsel

PURPLE ORCHID TRUST, as Purchaser

By: Wilmington Savings Fund Society, FSB, not in its individual capacity, but solely in its capacity as Owner Trustee of Purple Orchid Trust

By:    /s/ Jason B. Hill
Name: Jason B. Hill
Title: Vice President

ANGEL OAK MORTGAGE INC., as Seller Responsible Party

By:    s/ Brandon Filson
Name: Brandon Filson
Title: Chief Financial Officer

EXHIBIT A
MORTGAGE LOAN DOCUMENTS

With respect to each Mortgage Loan, the Mortgage Loan Documents shall consist of the following:

1.    The original Mortgage Note endorsed, “Pay to the order of __________ without recourse” and signed in the name of the last endorsee by an authorized officer thereof, such Mortgage Note bearing a complete chain of endorsements from Seller back to the original holder of the Mortgage Note, or a lost note affidavit with a copy of the related Note attached thereto;
2.    The original Mortgage, with evidence of recording thereon, or, if the original Mortgage has not been returned from the recording office, a copy of such original Mortgage, with the original Mortgage to be delivered promptly upon receipt by Seller from the recording office.
3.    Except with respect to a MERS Mortgage Loan, the original Assignment of Mortgage in blank for each Mortgage Loan, in form and substance acceptable for recording and originals of all interim assignments showing a complete chain of assignments or, if any original interim assignments have not been returned from the recording office, a copy of such interim assignment, with the original interim assignment to be delivered promptly upon receipt by Seller from the recording office.
4.    If applicable and if a separate instrument and not incorporated into the related Mortgage, (i) the original recorded Assignment of Rents, and (ii) an original assignment of the Assignment of Rents to Purchaser, if any. With respect to each such Mortgage Loan, originals of all intervening assignments of Assignments of Rents, with evidence of recording thereon, evidencing a complete chain of assignment from the originator to the last assignee (or, in the case of a MERS Designated Loan, to MERS).
5.    A final title insurance policy issued in connection with the Mortgage Loan, or if such title insurance policy has been lost, a photocopy of such title insurance policy. To the extent the title insurance policy is not yet available, a preliminary title insurance policy or a “marked up” title insurance commitment, in each case binding on the title insurer issued in connection with the Mortgage Loan, together with title instructions given to the respective title company describing in detail the final title insurance policy to be provided to Purchaser and requiring that such final title insurance policy to be provided to Purchaser promptly upon issuance.
6.    Originals or copies of any and all assumption and modification agreements relating to the Mortgage Loan.
7.    If applicable, original or copies of all guaranties executed in connection with the Mortgage Loan.
8.    If applicable, with respect to each Business-Purpose Mortgage Loan, the original or a copy of the business purpose and occupancy statement or the certificate of investment property executed by the related Mortgagor.
    A-1

9.    The original or copies of the power of attorney if the Mortgage or Mortgage Note was executed by power of attorney, with evidence of recording thereon, if recording is required in the related jurisdiction.
10.    If applicable, the original of any security agreement, together with any cross-collateralization agreement and any addenda or riders thereto, chattel mortgage or equivalent document (if any) executed in connection with the Mortgage Loan.
11.    If applicable, originals of all lockbox agreements, cash management agreements (in each case, if any) relating to the Mortgage Loan.
With respect to any Cooperative Loan:

(i)    the original Mortgage Note together with any applicable riders, endorsed in blank, with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements;

(ii)    the original security agreement;

(iii)    the original lease on a co-op unit evidencing the possessory interest of the owner of the Co-op Shares in such co-op unit (the “Proprietary Lease”) and an original assignment of the Proprietary Lease in blank;

(iv)    the original recognition agreement;

(v)    the original stock certificate representing the shares of stock issued by a co-op corporation and allocated to a co-op unit (the “Co-op Shares”) and original stock power in blank;

(vi)    the original UCC-1 financing statement with evidence of filing, if any; and
(vii)     the original UCC-3 assignment in blank, if any.

    A-2

EXHIBIT B
CONTENTS OF EACH CREDIT FILE
With respect to each Mortgage Loan, the Credit File shall include each of the following items:
(a)The loan application.
(a)Mortgage Loan closing statement, if applicable.
(b)Verification of employment and income if required by the applicable Underwriting Guidelines.
(c)Verification of acceptable evidence of source and amount of down payment.
(d)Credit report on Mortgagor.
(e)Residential appraisal report, if applicable.
(f)Photograph of the Mortgaged Property.
(g)Survey of the Mortgaged Property, unless a survey is not required by the title insurer.
(h)Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, home owner association declarations, etc.
(i)Copies of all required disclosure statements.
(j)If applicable, termite report, structural engineer’s report, water potability and septic certification.
(k)Sales contract, if applicable.
(l)Amortization schedule, if available.
(m)Payment history for each Mortgage Loan, if available.
(n)Rent schedules related to the Mortgaged Property, if applicable and available.
(o)The Primary Mortgage Insurance Policy, if any, or certificate of insurance or electronic notation of the existence of such policy, where required pursuant to the Agreement.
(p)Evidence of electronic notation of the hazard insurance policy, and, if required by law, evidence of the flood insurance policy.
(q)With respect to any Mortgage Loan where the related Mortgagor’s loan application was taken on or after January 10, 2014, all other documentation necessary to demonstrate compliance with 12 C.F.R. Part 1026.43(e) and 12 C.F.R. Part 1026.43(c).
(r)All other documentation involved in the underwriting or origination of the related Mortgage Loan required to be contained in the Credit File pursuant to Applicable Law.
    B-1

EXHIBIT C
FORM OF BILL OF SALE

    THIS BILL OF SALE (the “Bill of Sale”) dated as of _______ (the “Closing Date”), by and between ANGEL OAK MORTGAGE FUND TRS (the “Seller”), ANGEL OAK MORTGAGE INC. (the “Seller Responsible Party”) and PURPLE ORCHID TRUST (the “Purchaser” and together with the Seller, the “Parties”), provides for the sale by the Seller and the purchase by the Purchaser of the mortgage loans set forth on the Mortgage Loan Schedule attached as Schedule I hereto (the “Mortgage Loans”), pursuant to the terms of the Mortgage Loan Purchase and Sale Agreement dated as of November 18, 2022, by and between the Purchaser, the Seller and the Seller Responsible Party (the “Agreement”). Capitalized terms that are used herein but are not defined herein shall have the respective meanings set forth in the Agreement.

    For good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Seller does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, all of its rights, title and interest in and to the Mortgage and the Servicing Rights related thereto, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein.

Attached to this Bill of Sale as Schedule II are true, correct and copy of the Underwriting Guidelines, including any amendments thereto, applicable to each of the subject Mortgage Loans as identified on the Mortgage Loan Schedule.

    For purposes of the Mortgage Loans sold pursuant to this Bill of Sale, the terms below shall be as follows:

Stated Principal Balance: (Loan-level UPB per Schedule I, first Monthly Payment due to Purchaser _____)	$_______________________
Closing Date:	_______________________
Cut-off Date:	_______________________
Purchase Price Percentage:	________%
Accrued and unpaid interest:	_______________________
Purchase Price:	_______________________
Servicing Transfer Date:	_______________________

    IN WITNESS WHEREOF, the Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized on the date first written above.

ANGEL OAK MORTGAGE FUND TRS, as Seller

By: Angel Oak Capital Advisors, LLC, not in its individual capacity but solely as Administrator

By:
Name:
Title:

PURPLE ORCHID TRUST, as Purchaser

By National Founders LP, not in its individual capacity but solely as Trust Administrator on behalf of Purple Orchid Trust

By:
Name:
Title:

ANGEL OAK MORTGAGE INC., as Seller Responsible Party

By:
Name:
Title:

Schedule I
Mortgage Loan Schedule

Schedule II
Underwriting Guidelines

EXHIBIT D
MORTGAGE LOAN SCHEDULE FIELDS

Loan #
Product Type
Purpose
Borrower name
Property address
Property city
Property state
Property zipcode
Original Unpaid Principal Balance
Cut-off Date Unpaid Principal Balance
Modification Flag (Y/N)
Purchase price
Original Interest Rate
Current Interest rate
Sale Price
Closing Date
First Payment Date
Next Due Date
Paid To Date
Monthly Payment
Maturity Date
Property Type
# Units
As-is appraisal
As-is appraisal Date
DSCR
Prepayment Penalty
LTV
CLTV
Origination FICO
Total Annual Income
Rate Index
Rate Margin
Rate Cap First
Rate Cap Periodic
Rate Floor Periodic
Rate Cap Life
Rate Max Life
Rate Min Life
Rate Reset Frequency
Rate Reset Date First
Rate Reset Date Next
Rate Rounding Method
Rate Lookback Period
Initial Fixed Rate Period
Self-Employed Flag
First Time Home Buyer
QM Designation
Date of Loan Application
IO Flag
IO Term
Documentation Type
MERS ID
Borrower Foreign National or ITIN
Escrow Indicator (Y/N)
Due Diligence Vendor
Ian Impacted

    D-1